                                                Filed Pursuant to Rule 424(b)(5)
                                                      Registration No. 333-16985


PROSPECTUS SUPPLEMENT
---------------------
(TO PROSPECTUS DATED JANUARY 21, 1997)

                                 $300,000,000
                       TCI COMMUNICATIONS FINANCING III
                           9.65% CAPITAL SECURITIES
               (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)

                                 GUARANTEED BY
                           TCI COMMUNICATIONS, INC.

                                ---------------

  The 9.65% Capital Securities (the "Capital Securities") offered hereby evidence preferred undivided beneficial interests in the assets of TCI Communications Financing III, a statutory business trust formed under the laws of the State of Delaware (the "Trust"). TCI Communications, Inc., a Delaware corporation (the "Company"), will directly or indirectly own all the common securities (the "Common Securities" and, together with the Capital Securities, the "Trust Securities")
                                                       (continued on next page)

  SEE "RISK FACTORS" COMMENCING ON PAGE S-6 OF THIS PROSPECTUS SUPPLEMENT FOR CERTAIN INFORMATION RELEVANT TO AN INVESTMENT IN THE CAPITAL SECURITIES, INCLUDING THE PERIOD AND CIRCUMSTANCES DURING AND UNDER WHICH PAYMENTS OF DISTRIBUTIONS ON THE CAPITAL SECURITIES MAY BE DEFERRED AND THE RELATED UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF SUCH DEFERRAL.

                                ---------------

THESE SECURITIES  HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE  SECURITIES AND
 EXCHANGE  COMMISSION  OR  ANY  STATE   SECURITIES  COMMISSION  NOR  HAS  THE
  SECURITIES  AND EXCHANGE  COMMISSION  OR ANY  STATE SECURITIES  COMMISSION
   PASSED  UPON   THE  ACCURACY  OR   ADEQUACY  OF  THIS   PROSPECTUS.  ANY
    REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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                                    INITIAL PUBLIC    UNDERWRITING  PROCEEDS TO
                                  OFFERING PRICE (1) COMMISSION (2) TRUST (3)(4)
--------------------------------------------------------------------------------
Per Capital Security............        $1,000            (3)          $1,000
--------------------------------------------------------------------------------
Total...........................     $300,000,000         (3)       $300,000,000

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(1) Plus accrued distributions, if any, from March 14, 1997.
(2) The Company and the Trust have agreed to indemnify the several
    Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."
(3) In view of the fact that the proceeds of the sale of the Capital
    Securities will be invested in Subordinated Debt Securities, the Company has agreed to pay to the Underwriters, as compensation for their arranging the investment therein of such proceeds, $10 per Capital Security (or $3,000,000 in the aggregate). See "Underwriting."
(4) Expenses of the offering which are payable by the Company are estimated to be $100,000.

                                ---------------

  The Capital Securities offered hereby are offered severally by the Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that delivery of the Capital Securities will be made only in book-entry form through the facilities of The Depository Trust Company on or about March 14, 1997.

                                ---------------

                          JOINT-BOOK RUNNING MANAGERS
LEHMAN BROTHERS                                             MERRILL LYNCH & CO.

                                ---------------

BEAR, STEARNS & CO. INC.
                   CREDIT SUISSE FIRST BOSTON
                                          MORGAN STANLEY & CO.
                                              INCORPORATED
                                                           SALOMON BROTHERS INC

                                ---------------

           The date of this Prospectus Supplement is March 11, 1997.

(continued from previous page)

representing common undivided beneficial interests in the assets of the Trust. The Trust exists for the exclusive purposes of issuing and selling the Trust Securities and investing the proceeds thereof in an equivalent principal amount of 9.65% Subordinated Deferrable Interest Notes due March 31, 2027 (the "Subordinated Debt Securities") of the Company. The Subordinated Debt Securities will be unsecured obligations of the Company and will be subordinate and junior in right of payment to certain other indebtedness of the Company, as described herein. Upon an event of default under the Declaration (as defined herein), the holders of the Capital Securities will have a preference over the holder of the Common Securities with respect to payments in respect of distributions and payments upon liquidation, redemption and otherwise.

  Holders of the Capital Securities are entitled to receive cumulative cash distributions at an annual rate of 9.65% of the liquidation amount of $1,000 per Capital Security, accruing from March 14, 1997 and payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing June 30, 1997 ("distributions"). The distribution rate and the distribution and other payment dates for the Capital Securities will correspond to the interest rate and interest and other payment dates on the Subordinated Debt Securities, which will be the sole assets of the Trust. As a result, if principal or interest is not paid on the Subordinated Debt Securities, no amounts will be paid on the Capital Securities. The payment of distributions out of moneys held by the Trust, and payments on liquidation of the Trust or the redemption of Capital Securities, as set forth below, are guaranteed by the Company (the "Capital Securities Guarantee") if and to the extent the Trust has funds available therefor. The Company's obligations under the Capital Securities Guarantee, taken together with its other obligations described herein, constitute a full and unconditional guarantee by the Company of payments due on the Capital Securities. See "Effect of Obligations Under the Subordinated Debt Securities and the Capital Securities Guarantee" and "Description of the Capital Securities Guarantee." The obligations of the Company under the Capital Securities Guarantee are subordinate and junior in right of payment to all other liabilities of the Company (other than the Company's guarantees of (i) the 8.72% Trust Originated Preferred Securities SM issued by TCI Communications Financing I and (ii) the 10% Trust Preferred Securities issued by TCI Communications Financing II (collectively, the "Prior Trust Preferred Securities"), which each rank pari passu with the Capital Securities Guarantee) and will rank pari passu with the most senior preferred stock issued by the Company from time to time and with any guarantee that may be entered into by the Company in respect of any preferred stock of any subsidiary or affiliate of the Company. If the Company does not make principal or interest payments on the Subordinated Debt Securities, the Trust will not have sufficient funds to redeem or make distributions on the Capital Securities, in which event the Capital Securities Guarantee will not apply to such redemptions or distributions until the Trust has sufficient funds available therefor. The obligations of the Company under the Subordinated Debt Securities are subordinate and junior in right of payment to all present and future Senior Indebtedness (as defined herein) of the Company. The Senior Indebtedness of the Company aggregated approximately $9,234 million at September 30, 1996, and as of such date indebtedness ranking pari passu with the Subordinated Debt Securities aggregated $1,000 million. In addition, because the Company is primarily a holding company, its obligations under the Capital Securities Guarantee and the Subordinated Debt Securities will be effectively subordinated to all existing and future liabilities of its subsidiaries. At September 30, 1996, the subsidiaries of the Company had total debt (excluding debt owed to the Company) of approximately $5,257 million.

  The Company has the right to defer payments of interest on the Subordinated Debt Securities by extending the interest payment period on the Subordinated Debt Securities, at any time, for up to 20 consecutive quarters (each an "Extension Period"), provided that no Extension Period may extend beyond the maturity of the Subordinated Debt Securities. If interest payments are so deferred, distributions on the Capital Securities will also be deferred. Despite such deferral, during an Extension Period distributions will continue to accrue with interest thereon (to the extent permitted by applicable law) at an annual rate of 9.65% per annum, compounded quarterly, and holders of Capital Securities will be required to include deferred interest income in their gross income for United States federal income tax purposes in advance of receipt of the cash interest payments attributable to such deferred income. There could be multiple Extension Periods of varying lengths throughout the term of the Subordinated Debt Securities. See "Description of the Subordinated Debt Securities--Option to

Extend Interest Payment Period," "Risk Factors--Option to Extend Interest Payment Period" and "Certain Federal Income Tax Consequences--Original Issue Discount, Premium and Market Discount." In the event of any such deferral, the holders of the Capital Securities do not have the right to appoint a special representative or trustee or otherwise act to protect their interests.

  The Subordinated Debt Securities are redeemable by the Company (i) from time to time, in whole or in part, on or after March 31, 2007, at the Optional Redemption Price (as defined herein) or (ii) prior to March 31, 2007, in whole but not in part, following the occurrence of a Tax Event (as defined herein) at the Tax Event Redemption Price (as defined herein). If the Company redeems Subordinated Debt Securities, the Trust must redeem Trust Securities on a pro rata basis having an aggregate liquidation amount equal to the aggregate principal amount of the Subordinated Debt Securities so redeemed. Accrued and unpaid distributions payable on the Trust Securities so redeemed will equal the accrued and unpaid interest payable on the principal amount of Subordinated Debt Securities redeemed. The "Optional Redemption Price" shall initially be a redemption price on March 31, 2007 of 104.8250% of the principal amount of the Subordinated Debt Securities redeemed, which price shall decline ratably on each subsequent March 31 to 100% of such principal amount on and after March 31, 2017, as set forth under the caption "Description of the Capital Securities--Mandatory and Optional Redemption," plus accrued and unpaid interest thereon to the date fixed for redemption. The "Tax Event Redemption Price" shall be the greater of (i) 100% of the principal amount of the Subordinated Debt Securities or (ii) the sum, as determined by a Quotation Agent (as defined herein), of the present values of the principal amount and premium payable with respect to an optional redemption of the Subordinated Debt Securities on March 31, 2007, together with scheduled payments of interest from the redemption date to and including March 31, 2007, in each case discounted to the redemption date on a quarterly basis (assuming a 360-day year consisting of 30-day months) at the Adjusted Treasury Rate (as defined herein), as set forth under "Description of the Capital Securities-- Special Event Redemption or Distribution," plus accrued and unpaid interest thereon to the date fixed for redemption. The Trust Securities will be redeemed in any event upon maturity of the Subordinated Debt Securities at a redemption price of 100% of the liquidation amount thereof, plus accrued and unpaid distributions thereon to the date of redemption (the "Mandatory Redemption Price"). When used herein, the term "Redemption Price" shall mean, where applicable, each of the Optional Redemption Price, the Tax Event Redemption Price and the Mandatory Redemption Price. The Subordinated Debt Securities mature on March 31, 2027. In addition, upon the occurrence of a Special Event (as defined herein) arising from a change in law or a change in legal interpretation, unless the Subordinated Debt Securities are redeemed upon the occurrence of a Tax Event or pursuant to an optional redemption as described above, the Trust shall be terminated with the result that the Subordinated Debt Securities will be distributed to the holders of the Trust Securities, on a pro rata basis, in lieu of any cash distribution. See "Description of the Capital Securities--Special Event Redemption or Distribution" and "Description of the Subordinated Debt Securities."

  In the event of the voluntary or involuntary dissolution, winding-up or termination of the Trust, the holders of the Capital Securities will be entitled to receive, for each Capital Security, a liquidation amount of $1,000 plus accrued and unpaid distributions thereon (including interest, if any, thereon) to the date of payment, unless in connection with such dissolution, winding-up or termination the Subordinated Debt Securities are distributed to the holders of the Trust Securities. See "Description of the Capital Securities--Liquidation Distribution Upon Termination."

  The Company is a subsidiary of Tele-Communications, Inc. ("TCI"). See "The Company." The Company will be the sole obligor under the Subordinated Debt Securities and the Capital Securities Guarantee and with respect to the other obligations of the Company described herein, and TCI has no obligation or liability, contingent or otherwise, to pay any amounts due pursuant to the Subordinated Debt Securities, the Capital Securities Guarantee or the Capital Securities.

                               ----------------


  CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE CAPITAL SECURITIES. SUCH TRANSACTIONS MAY INCLUDE STABILIZING, THE PURCHASE OF CAPITAL SECURITIES TO COVER SYNDICATE SHORT POSITIONS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Reference is made to "Definitions" on page S-47 for the location in this Prospectus Supplement of the definitions of certain capitalized terms used herein.

CAPITAL SECURITIES OFFERED

  $300,000,000 aggregate liquidation amount of 9.65% Capital Securities evidencing preferred undivided beneficial interests in the assets of the Trust are offered hereby. Holders of the Capital Securities are entitled to receive cumulative cash distributions at an annual rate of 9.65% of the liquidation amount of $1,000 per Capital Security, accruing from March 14, 1997 and payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing on June 30, 1997. The distribution payable on June 30, 1997, which will be calculated at the above rate and based on a period that is more than a full quarter, will be in the amount of $28.414 per Capital Security. The distribution rate and the distribution and other payment dates for the Capital Securities will correspond to the interest rate and interest and other payment dates on the Subordinated Debt Securities, which will be the sole assets of the Trust. As a result, if principal or interest is not paid on the Subordinated Debt Securities, no amounts will be paid on the Capital Securities. See "Description of the Capital Securities."

SUBORDINATED DEBT SECURITIES

  The Trust will invest the proceeds from the issuance of the Capital Securities and Common Securities in an equivalent amount of 9.65% Subordinated Deferrable Interest Notes due March 31, 2027 of the Company. The Subordinated Debt Securities will be subordinate and junior in right of payment to all Senior Indebtedness of the Company. See "Description of the Subordinated Debt Securities--Subordination."

CAPITAL SECURITIES GUARANTEE

  Payment of distributions out of moneys held by the Trust, and payments on liquidation of the Trust or the redemption of Capital Securities, are guaranteed by the Company if and to the extent the Trust has funds available therefor. If the Company does not make principal or interest payments on the Subordinated Debt Securities, the Trust will not have sufficient funds to redeem or make distributions on the Capital Securities, in which event the Capital Securities Guarantee will not apply to such redemptions or distributions until the Trust has sufficient funds available therefor. The Company's obligations under the Capital Securities Guarantee, taken together with its other obligations described herein, constitute a full and unconditional guarantee by the Company of payments due on the Capital Securities. See "Effect of Obligations Under the Subordinated Debt Securities and the Capital Securities Guarantee" and "Description of the Capital Securities Guarantee." The obligations of the Company under the Capital Securities Guarantee are subordinate and junior in right of payment to all other liabilities of the Company (other than the Company's guarantees of the Prior Trust Preferred Securities, which rank pari passu with the Capital Securities Guarantee) and will rank pari passu with the most senior preferred stock issued by the Company from time to time and with any guarantee that may be entered into by the Company in respect of any preferred stock of any subsidiary or affiliate of the Company. See "Risk Factors--Ranking of Obligations under Capital Securities Guarantee and Subordinated Debt Securities" and "--Rights under the Capital Securities Guarantee" and "Description of the Capital Securities Guarantee."

INTEREST DEFERRAL

  The Company has the right to defer payments of interest on the Subordinated Debt Securities by extending the interest payment period on the Subordinated Debt Securities, at any time and from time to time, for up to 20 consecutive quarters, provided that no Extension Period may extend beyond the maturity of the Subordinated Debt Securities. If interest payments on the Subordinated Debt Securities are so deferred, distributions on the Capital Securities will also be deferred. During any deferral, distributions will continue to accrue with interest thereon compounded quarterly (to the extent permitted by law) as described herein. There could be multiple Extension Periods of varying lengths throughout the term of the Subordinated Debt Securities. During an Extension Period, holders of Capital Securities will be required to include deferred interest income in their gross income in advance of receipt of the cash interest payments attributable thereto. See "Description of the Capital Securities--Voting Rights," "Description of the Subordinated Debt Securities--Option to Extend Interest Payment Period" and "Certain Federal Income Tax Consequences--Original Issue Discount, Premium and Market Discount."

MANDATORY REDEMPTION OF CAPITAL SECURITIES

  Unless previously redeemed pursuant to the optional or special redemption provisions described below, each of the outstanding Capital Securities will be redeemed by the Trust, in cash, on March 31, 2027, which is the maturity date of the Subordinated Debt Securities, at the Mandatory Redemption Price, which is equal to (a) $1,000 per Capital Security plus (b) accrued and unpaid distributions thereon to the date of redemption. See "Description of the Capital Securities--Mandatory and Optional Redemption."

OPTIONAL AND SPECIAL REDEMPTION

  The Subordinated Debt Securities are redeemable by the Company (i) from time to time, in whole or in part, on or after March 31, 2007, at the Optional Redemption Price, as set forth under the caption "Description of the Capital Securities--Mandatory and Optional Redemption," or (ii) prior to March 31, 2007, in whole but not in part, upon the occurrence of a Tax Event at the Tax Event Redemption Price, as set forth under "Description of the Capital Securities--Special Event Redemption or Distribution." If the Company redeems Subordinated Debt Securities, the Trust must redeem Trust Securities, including the Capital Securities, on a pro rata basis having an aggregate liquidation amount equal to the aggregate principal amount of the Subordinated Debt Securities so redeemed at the applicable Redemption Price. See "Description of the Capital Securities--Mandatory and Optional Redemption" and "--Special Event Redemption or Distribution."

VOTING RIGHTS

  Holders of Capital Securities will have limited voting rights and will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of, Company Trustees (as defined herein), which voting rights are vested exclusively in the holder of the Common Securities. See "Description of the Capital Securities--Voting Rights."

USE OF PROCEEDS

  The Trust will invest the proceeds from the sale of the Capital Securities offered hereby in the Subordinated Debt Securities, the proceeds of which will be used by the Company to repay indebtedness outstanding under certain bank credit facilities of its subsidiaries and under its commercial paper program. The Company may use reborrowings under certain of such facilities or the proceeds from sales of additional commercial paper to effect open market purchases from time to time (depending on market conditions) of publicly traded debt securities of the Company. See "Use of Proceeds."

                                 RISK FACTORS

  Prospective purchasers of Capital Securities should carefully review the information contained in other sections of this Prospectus Supplement and in the accompanying Prospectus and should particularly consider the following matters.

RANKING OF OBLIGATIONS UNDER CAPITAL SECURITIES GUARANTEE AND SUBORDINATED DEBT SECURITIES

  The Company's obligations under the Capital Securities Guarantee are subordinate and junior in right of payment to all other liabilities of the Company (other than the Company's guarantees of the Prior Trust Preferred Securities, which rank pari passu with the Capital Securities Guarantee) and will rank pari passu with the most senior preferred stock issued by the Company from time to time and with any guarantee that may be entered into by the Company in respect of any preferred stock of any subsidiary or affiliate of the Company. The obligations of the Company under the Subordinated Debt Securities are subordinate and junior in right of payment to all present and future Senior Indebtedness (as defined herein) of the Company and pari passu with each of the Company's 8.72% Subordinated Deferrable Interest Notes due January 31, 2045 and 10% Subordinated Deferrable Interest Notes due May 31, 2045 (collectively, the "Prior Subordinated Notes"). No payment of principal of (including redemption payments), premium, if any, or interest on the Subordinated Debt Securities may be made if (a) any Senior Indebtedness of the Company is not paid when due and any applicable grace period with respect to such default has ended with such default not being cured or waived or ceasing to exist, or (b) the maturity of any Senior Indebtedness has been accelerated because of a default. At September 30, 1996, Senior Indebtedness of the Company aggregated approximately $9,234 million and indebtedness ranking pari passu with the Subordinated Debt Securities aggregated $1,000 million. In addition, because the Company is primarily a holding company, its obligations under the Capital Securities Guarantee and the Subordinated Debt Securities will be effectively subordinated to all existing and future liabilities of its subsidiaries. At September 30, 1996, the subsidiaries of the Company had total debt (excluding debt owed to the Company) of approximately $5,257 million. See "Holding Company Structure" below. There are no terms in the Capital Securities, the Subordinated Debt Securities or the Capital Securities Guarantee that limit the Company's ability to incur additional indebtedness, including indebtedness that ranks senior to the Subordinated Debt Securities or the Capital Securities Guarantee. See "Description of the Capital Securities Guarantee" and "Description of the Subordinated Debt Securities-- Subordination." Although the Company is a subsidiary of TCI, TCI will have no obligation, contingent or otherwise, to pay any amounts due pursuant to the Subordinated Debt Securities, the Capital Securities Guarantee or the Capital Securities.

RIGHTS UNDER THE CAPITAL SECURITIES GUARANTEE

  The Capital Securities Guarantee guarantees to the holders of the Capital Securities the payment of (i) any accrued and unpaid distributions which are required to be paid on the Capital Securities, to the extent the Trust shall have funds available therefor, (ii) the Redemption Price, which includes all accrued and unpaid distributions to the date of the redemption, to the extent the Trust has funds available therefor, with respect to any Capital Securities called for redemption by the Trust and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with the distribution of Subordinated Debt Securities to the holders of Capital Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Capital Securities to the date of payment thereof, to the extent the Trust has funds available therefor, and
(b) the amount of assets of the Trust remaining available for distribution to holders of Capital Securities in liquidation of the Trust. Holders of the Capital Securities have the right to proceed directly against the Company to enforce the Company's obligations to make payments under the Capital Securities Guarantee, without first instituting a legal proceeding against the Trust, the Capital Guarantee Trustee (as defined herein) or any other person or entity. If the Company were to default in its obligation to pay amounts payable on the Subordinated Debt Securities, the Trust would lack available funds for the payment of distributions or amounts payable on redemption of the Capital Securities or otherwise, and in such event holders of the Capital Securities would not be able to rely upon the Capital Securities Guarantee for payment of such amounts. Instead, holders of the Capital Securities (i) would be able to proceed directly against the Company to the extent described under "Enforcement of Certain Rights by Holders of Capital Securities" below or (ii) would rely on the enforcement by the Property Trustee (as defined herein) of its rights as registered holder of the Subordinated Debt Securities against the Company, pursuant to the terms of the Subordinated Debt Securities. See "Description of the Capital Securities Guarantee--Status of the Capital Securities Guarantee" and "Description of the Subordinated Debt Securities--Subordination." The Declaration (as defined herein) provides that each holder of Capital Securities by acceptance thereof agrees to the provisions of the Capital Securities Guarantee and the Indenture (as defined herein).

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF CAPITAL SECURITIES

  If a Declaration Event of Default (as defined herein) occurs and is continuing, then the holders of Capital Securities would rely on the enforcement by the Property Trustee of its rights as the holder of the Subordinated Debt Securities against the Company. In addition, the holders of a majority in aggregate liquidation amount of the Capital Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration, including the right to direct the Property Trustee to exercise the remedies available to it as a holder of the Subordinated Debt Securities. If a Declaration Event of Default occurs that results from the failure of the Company to pay principal of or interest on the Subordinated Debt Securities when due, during the continuance of such an event of default a holder of Capital Securities may institute a legal proceeding directly against the Company to obtain payment of such principal or interest on Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the Capital Securities owned of record by such holder. The holders of Capital Securities will not be able to exercise directly against the Company any other remedy available to the Property Trustee unless the Property Trustee first fails to do so. See "Description of the Capital Securities--Voting Rights."

OPTION TO EXTEND INTEREST PAYMENT PERIOD

  The Company has the right under the Indenture to defer payments of interest on the Subordinated Debt Securities by extending the interest payment period at any time, and from time to time, on the Subordinated Debt Securities. As a consequence of such an extension, quarterly distributions on the Capital Securities would be deferred (but despite such deferral would continue to accrue with interest thereon compounded quarterly) by the Trust during any such extended interest payment period. Such right to extend the interest payment period for the Subordinated Debt Securities is limited to a period not exceeding 20 consecutive quarters for any such extension. In the event that the Company exercises this right to defer payments of interest, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock, (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company which rank pari passu with or junior to the Subordinated Debt Securities and (c) the Company shall not make any guarantee payments (other than pursuant to the Capital Securities Guarantee) with respect to the foregoing; provided, however, that the foregoing restrictions do not apply to any dividend, redemption, interest, principal or guarantee payments by the Company where the payment is made by way of (i) securities (including capital stock) that rank junior to the securities on which such dividend, redemption, interest, principal or guarantee payment is being made or (ii) securities (including capital stock) of TCI. Prior to the termination of any such Extension Period, the Company may further defer payments of interest by further extending the interest payment period, provided that such Extension Period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarters or extend beyond the maturity of the Subordinated Debt Securities. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may select a new Extension Period, as if no Extension Period had previously been declared, subject to the above requirements. See "Description of the Capital Securities--Distributions" and "--Voting Rights" and "Description of the Subordinated Debt Securities--Option to Extend Interest Payment Period."

  In January of 1996, TCI Communications Financing I issued 20,000,000 of its 8.72% Trust Originated Preferred SecuritiesSM to the public. The proceeds of such issuance, together with the proceeds of the issuance of common securities to the Company, were used by such trust to purchase from the Company approximately

$515.5 million aggregate principal amount of its 8.72% Subordinated Deferrable Interest Notes due January 31, 2045. In May of 1996, TCI Communications Financing II issued 20,000,000 of its 10% Trust Preferred Securities to the public. The proceeds of such issuance, together with the proceeds of the issuance of common securities to the Company, were used by such trust to purchase from the Company approximately $515.5 million aggregate principal amount of its 10% Subordinated Deferrable Interest Notes due May 31, 2045. The Subordinated Debt Securities rank pari passu in right of payment with each of the Prior Subordinated Notes. As a result, in the event the Company exercises its right to defer interest on the Subordinated Debt Securities, the Company will be prohibited from making payments on the Prior Subordinated Notes and, in the event the Company exercises its right to defer interest on the Prior Subordinated Notes, the Company will be prohibited from making payments on the Subordinated Debt Securities.

  Should the Company exercise its right to defer payments of interest by extending the interest payment period, each holder of Capital Securities will continue to accrue income (as original issue discount) for United States federal income tax purposes in respect of the deferred interest allocable to its Capital Securities, which will be allocated, but not distributed, to holders of record of Capital Securities. As a result, holders of Capital Securities will recognize income for United States federal income tax purposes in advance of the receipt of cash and will not receive cash from the Trust related to such income if such holder disposes of its Capital Securities prior to the record date for the date on which distributions of such amounts are made. The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Subordinated Debt Securities. However, should the Company determine to exercise such right in the future, the market price of the Capital Securities is likely to be affected. A holder that disposes of its Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Capital Securities. In addition, as a result of the existence of the Company's right to defer interest payments, the market price of the Capital Securities (which represent a preferred undivided beneficial interest in the Subordinated Debt Securities) may be more volatile than other securities on which original issue discount accrues that are not subject to such right. See "Certain Federal Income Tax Consequences--Original Issue Discount, Premium and Market Discount."

SPECIAL EVENT DISTRIBUTION

  Upon the occurrence of a Special Event, the Trust will be terminated, except in the limited circumstances described below, with the result that the Subordinated Debt Securities would be distributed to the holders of the Trust Securities in connection with the liquidation of the Trust. In the case of a Special Event that is a Tax Event, the Company shall have the right to redeem the Subordinated Debt Securities, in whole but not in part, in which event the Trust will redeem the Trust Securities. See "Description of the Capital Securities--Special Event Redemption or Distribution" and "Certain Federal Income Tax Consequences."

  Under current United States federal income tax law, a distribution of the Subordinated Debt Securities upon the termination of the Trust would not be a taxable event to holders of the Capital Securities. Upon occurrence of a Tax Event, however, a termination of the Trust in which holders of the Capital Securities receive cash would be a taxable event to such holders. See "Certain Federal Income Tax Consequences--Receipt of Subordinated Debt Securities or Cash upon Liquidation of the Trust."

  There can be no assurance as to the market prices for the Capital Securities, or the Subordinated Debt Securities that may be distributed in exchange for Capital Securities if a termination of the Trust were to occur. Accordingly, the Capital Securities that an investor may purchase, or the Subordinated Debt Securities that the investor may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Capital Securities offered hereby. Because holders of Capital Securities may receive Subordinated Debt Securities upon the occurrence of a Special Event, prospective purchasers of Capital Securities are also making an investment decision with regard to the Subordinated Debt Securities and should carefully review all the information regarding the Subordinated Debt Securities and the Company contained herein. See "Description of the Capital Securities--Special Event Redemption or Distribution" and "Description of the Subordinated Debt Securities."

PROPOSED TAX LAW CHANGES

  On February 6, 1997, President Clinton proposed certain tax law changes that would, among other things, prevent companies from deducting interest on debt instruments with a maximum term of more than 15 years which are not shown as indebtedness on the consolidated balance sheet of the issuer. If this proposed legislation is enacted, and if the effective date of such legislation is prior to the date the proceeds of the Trust Securities are invested in the Subordinated Debt Securities, the Company will not be able to deduct interest paid on the Subordinated Debt Securities. President Clinton has proposed that this tax law change be effective on the date of first Congressional committee action. As of the date of this Prospectus Supplement, there has been no such committee action. There can be no assurances, however, that if such proposed legislation is enacted, the effective date will not be earlier than the date contained in the Clinton Administration proposal, or that other legislation enacted after the date hereof will not otherwise adversely affect the ability of the Company to deduct the interest payable on the Subordinated Debt Securities. If legislation is enacted limiting, in whole or in part, the deductibility by the Company of interest on the Subordinated Debt Securities for United States federal income tax purposes, such enactment would be a Tax Event. Following the occurrence of a Tax Event, the Company may cause the Subordinated Debt Securities to be redeemed, in which event the Trust would redeem the Trust Securities. See "Description of the Capital Securities-- Special Event Redemption or Distribution." The February 6, 1997 proposed tax law changes would not alter the United States federal income tax consequences of the purchase, ownership and disposition of the Capital Securities. See "Certain Federal Income Tax Consequences."

LIMITED VOTING RIGHTS

  Holders of Capital Securities will have limited voting rights, primarily in connection with directing the activities of the Property Trustee as the holder of the Subordinated Debt Securities. Such holders will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of, Company Trustees, which voting rights are vested exclusively in the Company as the holder of the Common Securities. See "Description of the Capital Securities--Voting Rights."

TRADING PRICE OF CAPITAL SECURITIES

  The Capital Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Subordinated Debt Securities. A holder who disposes of his Capital Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Subordinated Debt Securities through the date of disposition in income as ordinary income (i.e., OID (as defined herein)), and to add such amount to his adjusted tax basis in his pro rata share of the underlying Subordinated Debt Securities deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include, in the form of OID, all accrued but unpaid interest), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See "Certain Federal Income Tax Consequences-- Original Issue Discount, Premium and Market Discount" and "--Sale of Capital Securities."

HOLDING COMPANY STRUCTURE

  The Trust's ability to make distributions and other payments on the Capital Securities is solely dependent upon the Company's making interest and other payments on the Subordinated Debt Securities. The Company is a holding company and its assets consist almost entirely of investments in its subsidiaries. A substantial portion of the consolidated liabilities have been incurred by its subsidiaries. Therefore, the Company's rights and the rights of its creditors, including holders of Subordinated Debt Securities, to participate in the distribution of assets of any subsidiary upon the latter's liquidation or reorganization will be subject to prior claims of the subsidiary's creditors, including trade creditors, except to the extent that the Company may itself be a creditor with recognized claims against the subsidiary (in which case the claims of the Company would still be subject to the prior claims of any secured creditor of such subsidiary and of any holder of indebtedness of such subsidiary that is senior to that held by the Company). Accordingly, the holders of Subordinated Debt Securities may be effectively subordinated to such claims. At September 30, 1996, the subsidiaries of the Company had total debt (excluding debt owed to the Company) of approximately $5,257 million.

  The Company's ability to service its indebtedness, including the Subordinated Debt Securities, and to perform under the Capital Securities Guarantee, is dependent upon the earnings of the Company's subsidiaries and the distribution or other payment of such earnings to the Company in the form of dividends, loans or advances, payment or reimbursement for management fees and expenses, and repayment of loans and advances from the Company. The subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the Subordinated Debt Securities or the Capital Securities Guarantee or to make any funds available therefor, whether by dividends, loans or other payments. The payment of dividends or the making of loans and advances to the Company by its subsidiaries may be subject to statutory or regulatory restrictions, are contingent upon the earnings of those subsidiaries and are subject to various business considerations. Further, certain of the Company's subsidiaries are subject to loan agreements that prohibit or limit the transfer of funds by such subsidiaries to the Company in the form of loans, advances or dividends and require that such subsidiaries' indebtedness to the Company be subordinate to the indebtedness under such loan agreements. The amount of net assets of subsidiaries subject to such restrictions exceeds the Company's consolidated net assets.

LOSSES INCURRED BY THE COMPANY

  The Company incurred net losses of $120 million and $5 million for the years ended December 31, 1995 and 1993, respectively, and net losses of $260 million and $50 million for the nine months ended September 30, 1996 and 1995, respectively. The Company had net earnings of $94 million for the year ended December 31, 1994. Notwithstanding the losses it has incurred, the Company has been able to, and expects to continue to be able to, satisfy its debt service and other obligations as and when they become due. The Company's operating cash flow (operating income before depreciation, amortization and other non-cash credits or charges) ($2,043 million, $1,801 million and $1,858 million for the years ended December 31, 1995, 1994 and 1993, respectively, and $1,642 million and $1,541 million for the nine months ended September 30, 1996 and 1995, respectively) has historically been sufficient to cover its interest expense ($962 million, $777 million and $731 million for the years ended December 31, 1995, 1994 and 1993, respectively, and $760 million and $713 million for the nine months ended September 30, 1996 and 1995, respectively). The Company's interest coverage ratios for the years ended December 31, 1995, 1994 and 1993 were 212%, 232% and 254%, respectively, and for each of the nine month periods ended September 30, 1996 and 1995 were 216%. Operating cash flow is a measure of value and borrowing capacity within the cable television industry and is not intended to be a substitute for cash flows provided by operating activities, a measure of performance prepared in accordance with generally accepted accounting principles, and should not be relied upon as such. Operating cash flow, as defined, does not take into consideration substantial costs of doing business, such as interest expense, and should not be considered in isolation to other measures of performance.

  Another measure of liquidity is net cash provided by operating activities as reflected in the Company's consolidated statements of cash flows. Net cash provided by operating activities ($1,263 million, $1,142 million and $1,251 million for the years ended December 31, 1995, 1994 and 1993, respectively, and $783 million and $854 million for the nine months ended September 30, 1996 and 1995, respectively) reflects net cash from the operations of the Company available for the Company's liquidity needs after taking into consideration the aforementioned substantial costs of doing business not reflected in operating cash flow. Amounts expended by the Company for its investing activities exceed net cash provided by operating activities.

CREDIT RATING ON DEBT

  On October 18, 1996, Standard & Poor's Securities, Inc. ("Standard & Poor's"), a national statistical rating agency, issued a press release stating that the Company's senior debt would be placed on its CreditWatch with negative implications. On January 24, 1997, Standard & Poor's announced that it had removed the Company's senior debt from CreditWatch and affirmed the current rating for such debt while reporting a negative outlook thereon. The Company's senior debt is currently rated BBB- by Standard & Poor's (the last level of investment grade). A downgrade by Standard & Poor's of the Company's senior debt would lower such debt to below investment grade. Any such downgrade may adversely affect the Company's overall cost of future borrowings.

  The Company's debt is also rated by Moody's Investors Service, Inc. ("Moody's"), Fitch Investors Service, L.P. ("Fitch") and Duff & Phelps Credit Rating Co. ("Duff & Phelps"). On April 25, 1996 Duff & Phelps, and on April 26, 1996 Moody's, lowered their respective investment grade rating of the Company's senior debt to the first level below investment grade. Fitch, which rates the Company's senior debt at its last level of investment grade, has not changed (or indicated to the Company that it may change) its rating of the Company's debt.

                                  THE COMPANY

  The Company is principally engaged in the construction, acquisition, development, ownership and operation of cable television systems. The Company is the largest provider of basic cable television services in the United States based on the number of basic subscribers served by the Company and its subsidiaries and affiliates at September 30, 1996.

  The Company is a subsidiary of Tele-Communications, Inc. ("TCI") which, in addition to the operations of the Company, is engaged in the provision of programming services to various distribution media, principally cable television systems. In addition, TCI has interests in cable and telecommunications operations and television programming in certain international markets and has investments in companies and joint ventures involved in developing and providing programming for new television and telecommunications technologies. TCI will have no obligation or liability, contingent or otherwise, under the Subordinated Debt Securities, the Capital Securities Guarantees or the Capital Securities.

  The Company is a Delaware corporation incorporated in 1968. Its executive offices are located at Terrace Tower II, 5619 DTC Parkway, Englewood, Colorado 80111-3000; telephone (303) 267-5500.

                                   THE TRUST

  The Trust is a statutory business trust formed under Delaware law pursuant to the filing of a certificate of trust with the Delaware Secretary of State on November 21, 1995. The Trust's business is defined in a Declaration of Trust, dated as of November 21, 1995, executed by the Company, as sponsor (the "Sponsor"), and the Company Trustees as of that date. The Declaration of Trust will be amended and restated in its entirety (as so amended and restated, the "Declaration") substantially in the form attached as an exhibit to the Company's Form 8-K, dated March 11, 1997 (the "Form 8-K"), which is incorporated by reference into the accompanying Prospectus. The Declaration has been qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Upon issuance of the Capital Securities, the purchasers thereof will own all of the Capital Securities. See "Description of the Capital Securities--Book-Entry Issuance Only--The Depository Trust Company." The Company will directly or indirectly acquire all of the Common Securities in an aggregate liquidation amount equal to at least 3% of the total capital of the Trust. The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, representing undivided beneficial interests in the assets of the Trust, (ii) investing the gross proceeds of the Trust Securities in the Subordinated Debt Securities and
(iii) engaging in only those other activities necessary or incidental thereto. The Trust has a term of approximately 55 years, but may terminate earlier as provided in the Declaration.

  The Trust's business and affairs will be conducted by the trustees (the "Company Trustees") appointed by the Company, as holder of the Common Securities. The duties and obligations of the Company Trustees shall be governed by the Declaration, the Trust Indenture Act and the Trust Act (as defined below). Pursuant to the Declaration, the number of Company Trustees will initially be five. Three of the Company Trustees (the "Regular Trustees") will be persons who are employees or officers of, or affiliated with, the Company. A fourth trustee will be a financial institution unaffiliated with the Company that will serve as property trustee (the "Property Trustee") under the Declaration and as indenture trustee for purposes of the Trust Indenture Act. The Bank of New York will act as the Property Trustee until removed or replaced by the holder of the Common Securities. The Bank of New York will also act as indenture trustee under the Capital Securities Guarantee (the

"Capital Guarantee Trustee"). See "Description of the Capital Securities Guarantee." The fifth trustee will be a financial institution or an affiliate thereof which maintains a principal place of business in the State of Delaware (the "Delaware Trustee") and meets any other requirements of applicable law. The Bank of New York (Delaware) will initially act as the Delaware Trustee.

  The Property Trustee will hold title to the Subordinated Debt Securities for the benefit of the Trust and holders of the Trust Securities and will have the power to exercise all rights, powers and privileges under the Indenture (as defined herein) as the holder of the Subordinated Debt Securities. In addition, the Property Trustee will maintain exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments made in respect of the Subordinated Debt Securities for the benefit of the Trust and holders of the Trust Securities. The Property Trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the Trust Securities out of funds from the Property Account. The Capital Guarantee Trustee will hold the Capital Securities Guarantee for the benefit of the holders of the Capital Securities. The Company, as the holder of all the Common Securities, will have the right to appoint, remove or replace any Company Trustee and to increase or decrease the number of Company Trustees, provided that the number of Company Trustees shall be at least three, a majority of which shall be Regular Trustees. The Company will pay all fees, expenses, debts and obligations (other than the Trust Securities) related to the Trust and the offering of the Trust Securities. The Company has agreed that the Property Trustee and any person to whom such fees, expenses, debts and obligations are owed will have the right to enforce the Company's obligations in respect of such fees, expenses, debts and obligations directly against the Company without first proceeding against the Trust. See "Description of the Capital Securities--Expenses and Taxes."

  The rights of the holders of the Capital Securities, including economic rights, rights to information and voting rights, are as set forth in the Declaration, the Delaware Business Trust Act, as amended (the "Trust Act"), and the Trust Indenture Act. See "Description of the Capital Securities."

  The principal place of business of the Trust shall be c/o TCI
Communications, Inc., Terrace Tower II, 5619 DTC Parkway, Englewood, Colorado 80111-3000; telephone (303) 267-5500.

                    SELECTED FINANCIAL DATA OF THE COMPANY

  The following table sets forth selected historical financial data for the Company for each of the five fiscal years in the period ended December 31, 1995 and for the nine months ended September 30, 1996 and 1995. The selected financial data for each of the five fiscal years in the period ended December 31, 1995 are derived from the audited consolidated financial statements of the Company. The selected financial data for the interim periods are derived from the unaudited consolidated financial statements of the Company, which have been prepared on the same basis as the Company's audited consolidated financial statements and, in the opinion of management, contain all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the financial position and results of operations of the Company for those periods. The following information is qualified in its entirety by, and should be read in conjunction with, the consolidated financial statements and notes thereto of the Company incorporated by reference herein.

                           NINE MONTHS
                              ENDED
                          SEPTEMBER 30,         YEAR ENDED DECEMBER 31,
                          ---------------  --------------------------------------
                           1996     1995    1995    1994    1993    1992    1991
                          -------  ------  ------  ------  ------  ------  ------
                                 (IN MILLIONS, EXCEPT RATIO AMOUNTS)
SUMMARY OF OPERATIONS
 DATA:
 Revenue................  $ 4,554   3,741   5,118   4,318   4,153   3,574   3,214
 Operating income.......      615     660     803     818     916     864     674
 Earnings (loss) from:
 Continuing operations..     (260)    (50)   (120)     94      (5)      8     (77)
 Discontinued
  operations............      --      --      --      --      --      (15)    (19)
                          -------  ------  ------  ------  ------  ------  ------
                             (260)    (50)   (120)     94      (5)     (7)    (96)
 Dividend requirement on
  redeemable preferred
  stocks................       (7)    --      --      --       (2)    (15)    --
                          -------  ------  ------  ------  ------  ------  ------
 Net earnings (loss)
  attributable to common
  stockholders..........  $  (267)    (50)   (120)     94      (7)    (22)    (96)
                          =======  ======  ======  ======  ======  ======  ======
OTHER DATA:
 Ratio of earnings to
  combined fixed charges
  and preferred stock
  dividends(1)..........      --      --      --     1.21x   1.22x   1.00x    --
 Cash provided by
  operating activities..  $   783     854   1,263   1,142   1,251     957     583
 Cash used in investing
  activities............  $(1,638) (1,928) (2,713) (2,003) (1,170) (1,814) (1,092)
 Cash provided by (used
  in) financing
  activities............  $   862   1,068   1,444     866    (114)    859     511
 Operating income before
  depreciation,
  amortization,
  compensation relating
  to stock appreciation
  rights, adjustment to
  stock appreciation
  rights and
  restructuring charge..  $ 1,642   1,541   2,043   1,801   1,858   1,637   1,430
 Consolidated basic
  cable subscribers.....     13.9    12.2    12.4    11.1    10.3     9.9     8.9

                                                      DECEMBER 31,
                           SEPTEMBER 30, ---------------------------------------
                               1996       1995    1994    1993    1992    1991
                           ------------- ------- ------- ------- ------- -------
                                               (IN MILLIONS)
SUMMARY BALANCE SHEET
 DATA:
 Property and equipment,
  net....................     $ 8,368      6,988   5,579   4,935   4,562   4,081
 Franchise costs, net....     $14,624     11,563   9,297   9,197   9,300   8,104
 Net assets of
  discontinued
  operations.............     $   --         --      --      --      --      242
 Total assets............     $25,305     20,364  15,880  16,527  16,315  15,169
 Debt....................     $14,491     12,635  10,712   9,900  10,285   9,455
 Stockholders' equity....     $ 1,822      1,729     683   2,116   1,728   1,571
 Shares outstanding (net
  of treasury shares)(3):
 Class A Common Stock....           1          1       1     403     382     370
 Class B Common Stock....         --         --      --       47      48      49

--------
(1) The ratio of earnings to combined fixed charges and preferred stock dividends of the Company was 1.21, 1.22, and 1.00 for the years ended December 31, 1994, 1993 and 1992, respectively. The ratio of earnings to combined fixed charges and preferred stock dividends of the Company was less than 1.00 for the years ended December 31, 1995 and 1991, and for the nine months ended September 30, 1996 and 1995; thus, earnings available for combined fixed charges and preferred stock dividends were inadequate to cover combined fixed charges and preferred stock dividends for such periods. The amounts of the coverage deficiencies were $170 million and $177 million for the years ended December 31, 1995 and 1991, respectively, and $388 million and $63 million for the nine months ended September 30, 1996 and 1995, respectively. For the ratio calculations, earnings available for combined fixed charges and preferred stock dividends consists of earnings (losses) before income taxes plus fixed charges (minus capitalized interest), distributions from and losses of less than 50%-owned affiliates with debt not guaranteed by the Company

                                        (footnotes continued on following page)

(footnotes continued from preceding page)

    (net of earnings not distributed of less than 50%-owned affiliates), minority interests in earnings (losses) of consolidated subsidiaries, the elimination of preferred stock dividend requirements of consolidated subsidiaries to 50%-owned affiliates, and preferred stock dividend requirements of 50%-owned affiliates, other than amounts to the Company. Combined fixed charges and preferred stock dividends consist of (i) interest (including capitalized interest) on debt, including interest of less than 50%-owned affiliates with debt guaranteed by the Company, (ii) the elimination of interest of consolidated subsidiaries to 50%-owned affiliates, (iii) the Company's proportionate share of interest of 50%-owned affiliates, (iv) that portion of rental expense the Company believes to be representative of interest (one-third of rental expense), (v) amortization of debt expense, (vi) that portion of minority interests in earnings (losses) of consolidated subsidiaries that represent the amount of pretax earnings that would be required to cover preferred stock dividend requirements of consolidated subsidiaries, (vii) that portion of the Company's earnings (losses) that represent the amount of pretax earnings that would be required to cover preferred stock dividend requirements of the Company, (viii) the elimination of preferred stock dividend requirements of consolidated subsidiaries to 50%-owned affiliates, and (ix) the preferred stock dividend requirements of 50%-owned affiliates, other than amounts to the Company. The Company has guaranteed the debt of certain less than 50%- owned affiliates and certain other entities in which it has an interest. Fixed charges of $5 million, $5 million, $14 million, $3 million and $1 million relating to such guarantees for the years ended December 31, 1995, 1994, 1993, 1992 and 1991, respectively, and fixed charges of $3 million and $3 million relating to such guarantees for the nine months ended September 30, 1996 and 1995, respectively, have not been included in fixed charges.
(2) Operating income before depreciation, amortization, compensation relating to stock appreciation rights ($7 million for the nine months ended
    September 30 , 1995, $17 million for the year ended December 31, 1995, $31 million for the year ended December 31, 1993 and $1 million for the year ended December 31, 1992), adjustment to compensation relating to stock appreciation rights ($12 million for the nine months ended September 30, 1996 and $5 million for the year ended December 31, 1994) and restructuring charge ($8 million for the year ended December 31, 1992) is a commonly used measure of value and borrowing capacity within the Company's industry, but should not be considered as an alternative to net income or to cash flows provided by operating activities or to any other measure of performance or liquidity as an indicator of an entity's operating performance.
(3) On August 4, 1994, each 500.3735 shares of Class A Common Stock and
    500.3735 shares of Class B Common Stock issued and outstanding on that date were reclassified and changed into one share of Class A Common Stock and one share of Class B Common Stock, respectively.

PRELIMINARY OPERATING RESULTS

  The following preliminary fourth quarter operating cash flow results were released by the Company on March 3, 1997. The preliminary fourth quarter results reflect the Company's cable operations, wireline telephony and microwave businesses, and two months of the Company's satellite business, which was distributed to stockholders of TCI on December 4, 1996. The Company does not expect final reported results to be materially different from those reported herein.

  The Company's preliminary fourth quarter revenues were $1.620 billion compared to $1.315 billion for the same period in 1995, a 23.2% increase. Revenue from acquisitions, net of dispositions, represented approximately $177 million of the year-over-year increase in 1996 revenue. Excluding the impact of acquisitions net of dispositions, fourth quarter 1996 revenues grew $128 million, or 10.3%, versus fourth quarter 1995.

  The Company's preliminary operating cash flow (defined as operating income before restructuring charges, depreciation, amortization, and certain non-cash charges) for the fourth quarter of 1996 was $598 million, a 19.1% increase versus 1995 fourth quarter operating cash flow of $502 million. Excluding the impact of acquisitions net of dispositions, fourth quarter operating cash flow grew $28 million, or 5.9%, on a year-over-year basis. Restructuring charges taken by the Company in the fourth quarter totaled $36 million, of which $27 million related to the Company's previously announced work force reduction and $9 million related to the movement of certain accounting functions previously performed in regional divisions to the Company's headquarters in Denver, Colorado. Operating cash flow should not be considered as an alternative to net income or to cash flows provided by operating activities or to any other measure of performance of liquidity as an indicator of an entity's operating performance.

  The Company's satellite business, including PRIMESTAR operations and intercompany fulfillment arrangements, contributed $77 million in revenue and nominal cash flow to the Company's 1996 fourth quarter results, and the Company's telephony and microwave units contributed aggregate preliminary revenue of approximately $17 million and nominal operating cash flow during that period. Due to the spin-off of TCI Satellite Entertainment, Inc. and the previously announced restructuring of the Company's telephony and microwave businesses, the Company's results will not reflect the contributions from these operations in future periods. Excluding the impact of these businesses, the Company's fourth quarter 1996 operating margins would have been 38.5%, an increase of 1.6 percentage points versus reported fourth quarter operating margins for 1995.

  Programming expense increases continued to outpace revenue growth during the fourth quarter. Fourth quarter 1996 programming expenses were $346 million, compared to $248 million during the same period in 1995, a 39.5% increase year-over-year. Excluding the impact of acquisitions net of dispositions, fourth quarter 1996 programing expenses grew approximately $57 million, or 24.2%, versus fourth quarter 1995.

  The Company ended 1996 with 13.947 million cable subscribers. During 1996, the Company added 1.5 million customers representing an increase of 11.6%. Excluding the impact of acquisitions and dispositions, the Company's customer base grew by 108,000 subscribers during the twelve months ended December 31, 1996.

                         CAPITALIZATION OF THE COMPANY

  The following table sets forth the unaudited consolidated capitalization of the Company at September 30, 1996, and as adjusted to reflect the offering of the Capital Securities and the application of the estimated net proceeds to repay outstanding indebtedness as set forth under "Use of Proceeds." The following should be read in conjunction with the Company's consolidated financial statements and the notes thereto incorporated by reference herein.

                                                      SEPTEMBER 30, 1996
                                                      -----------------------
                                                         AS            AS
                                                      REPORTED      ADJUSTED
                                                      ---------     ---------
                                                         (IN MILLIONS)
Total Debt........................................... $  14,491     $  14,191
                                                      ---------     ---------
Minority interests in equity of consolidated
 subsidiaries........................................       821           821
Redeemable preferred stock...........................       232           232
Company-obligated mandatorily redeemable preferred
 securities of subsidiary trusts holding solely
 subordinated debt securities of the Company(1)......     1,000(1)      1,300(2)
                                                      ---------     ---------
Stockholders' equity:
  Class A Common Stock...............................         1             1
  Class B Common Stock...............................       --            --
  Additional paid-in capital.........................     3,679         3,679
  Unrealized holding gains for available-for-sale
   securities........................................         4             4
  Accumulated deficit................................      (630)         (630)
  Investment in Tele-Communications, Inc. ...........    (1,143)       (1,143)
  Due from Tele-Communications, Inc..................       (89)          (89)
                                                      ---------     ---------
   Total stockholders' equity........................     1,822         1,822
                                                      ---------     ---------
    Total capitalization............................. $  18,366     $  18,366
                                                      =========     =========

--------
(1) On January 29, 1996, TCI Communications Financing I, a Delaware business trust ("Trust I") sponsored by the Company, issued preferred securities with an aggregate liquidation amount of $500 million. The sole asset of Trust I is $515.5 million principal amount of 8.72% Subordinated Deferrable Interest Notes of the Company due January 31, 2045. Upon redemption of such debt, the preferred securities of Trust I will be mandatorily redeemable. On May 17, 1996, TCI Communications Financing II, a Delaware business trust ("Trust II") sponsored by the Company, issued preferred securities with an aggregate liquidation amount of $500 million. The sole asset of Trust II is $515.5 million principal amount of 10% Subordinated Deferrable Interest Notes of the Company due May 31, 2045. Upon redemption of such debt, the preferred securities of Trust II will be mandatorily redeemable.
(2) As described in this Prospectus Supplement, the sole asset of the Trust will be the 9.65% Subordinated Deferrable Interest Notes due March 31, 2027 of the Company with a principal amount of $309,279,000. Upon redemption of such debt, the Capital Securities will be mandatorily redeemable.

                             ACCOUNTING TREATMENT

  The financial statements of the Trust will be consolidated with the Company's financial statements, with the Capital Securities shown on the Company's consolidated financial statements as Company-obligated mandatorily redeemable preferred securities of subsidiary trust holding solely subordinated debt securities of the Company. The sole asset of the Trust will be the 9.65% Subordinated Deferrable Interest Notes due March 31, 2027 in the principal amount of $309,279,000, which will eliminate upon consolidation of the Trust.

                                USE OF PROCEEDS

  The proceeds of the sale of the Capital Securities will be invested by the Trust in the Subordinated Debt Securities of the Company. The Company will use the net proceeds from the sale of such Subordinated Debt Securities to repay indebtedness outstanding under bank credit facilities of certain of its subsidiaries and under its commercial paper program as follows: (i) approximately $160 million will be used to repay outstanding indebtedness of a subsidiary of the Company under a bank credit facility (x) which at March 5, 1997, had a weighted average interest rate of 8.25% per annum and (y) with a final maturity of June 30, 2001; (ii) approximately $15 million will be used to repay outstanding indebtedness of a subsidiary of the Company under a bank credit facility (x) which at March 5, 1997, had a weighted average interest rate of 6.4375% per annum and (y) with a final maturity of June 30, 2001;
(iii) approximately $50 million will be used to repay outstanding indebtedness of a subsidiary of the Company under a bank credit facility (x) which at March 5, 1997, had a weighted average interest rate of 6.375% per annum and (y) with a final maturity of September 30, 2004; and (iv) approximately $75 million will be used to repay outstanding indebtedness of the Company under its commercial paper program, which at March 5, 1997, had a weighted average interest rate of approximately 5.7% per annum. Amounts repaid under certain of the foregoing bank credit facilities may subsequently be reborrowed. The Company may use such reborrowings or proceeds from sales of additional commercial paper to effect open market purchases from time to time (depending on market conditions) of publicly traded debt securities of the Company.

                     DESCRIPTION OF THE CAPITAL SECURITIES

  The Capital Securities will be issued pursuant to the terms of the Declaration. The Declaration has been qualified as an indenture under the Trust Indenture Act. The Property Trustee will act as the indenture trustee for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the Capital Securities will include those stated in the Declaration and those made part of the Declaration by the Trust Act and the Trust Indenture Act. The following summary of the principal terms and provisions of the Capital Securities does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Declaration (the form of which is attached as an exhibit to the Form 8-K), the Trust Act and the Trust Indenture Act.

GENERAL

  The Declaration authorizes the Regular Trustees, on behalf of the Trust, to issue the Capital Securities, which represent preferred undivided beneficial interests in the assets of the Trust, and the Common Securities, which represent common undivided beneficial interests in the assets of the Trust. All of the Common Securities will be owned directly or indirectly by the Company. The Common Securities rank pari passu, and payments will be made thereon on a pro rata basis, with the Capital Securities, except that upon the occurrence and during the continuation of a Declaration Event of Default, the rights of the holders of the Common Securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights to payment of the holders of the Capital Securities. The Declaration does not permit the issuance by the Trust of any securities other than the Trust Securities or the incurrence of any indebtedness by the Trust. Pursuant to the Declaration, the Property Trustee will own and hold the Subordinated Debt Securities for the benefit of the Trust and the holders of the Trust Securities. The payment of distributions out of money held by the Trust, and payments upon redemption of the Capital Securities or liquidation of the Trust, are guaranteed by the Company as described under "Description of the Capital Securities Guarantee."

  The Capital Guarantee Trustee will hold the Capital Securities Guarantee for the benefit of the holders of the Capital Securities. The Capital Securities Guarantee does not cover payment of distributions on the Capital Securities when the Trust does not have sufficient available funds in the Property Account to make such distributions.

DISTRIBUTIONS

  Distributions on the Capital Securities will be fixed at a rate per annum of 9.65% of the liquidation amount of $1,000 per Capital Security (equivalent to $96.50 per Capital Security). Distributions in arrears for more than one quarter will bear interest at the rate of 9.65% per annum compounded quarterly (to the extent permitted by applicable law). The term "distributions" as used herein includes any such interest payable unless otherwise stated.

  Distributions on the Capital Securities will be cumulative, will accrue from March 14, 1997, and will be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year to the holders of record on the applicable record date, commencing June 30, 1997, when, as and if available for payment by the Property Trustee, except as otherwise described below. The amount of distributions payable for any full quarterly period will be computed on the basis of a 360-day year of twelve 30-day months, and for any period shorter than a full quarter, on the basis of the actual number of days elapsed in such a 90-day quarter.

  The Company has the right under the Indenture to defer payments of interest on the Subordinated Debt Securities by extending the interest payment period from time to time on the Subordinated Debt Securities which, if exercised, would defer quarterly distributions on the Capital Securities (though such distributions would continue to accrue interest since interest would continue to accrue on the Subordinated Debt Securities) during any such extended interest payment period. In the event that the Company exercises this right, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock, (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company which rank pari passu with or junior to the Subordinated Debt Securities, and (c) the Company shall not make any guarantee payments (other than pursuant to the Capital Securities Guarantee) with respect to the foregoing; provided, however, that the foregoing restrictions do not apply to any dividend, redemption, liquidation, interest, principal or guarantee payments by the Company where the payment is made by way of (i) securities (including capital stock) that rank junior to the securities on which such dividend, redemption, interest, principal or guarantee payment is being made or (ii) securities (including capital stock) of TCI. Prior to the termination of any such Extension Period, the Company may further extend the interest payment period, provided that such Extension Period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarters or extend beyond the maturity of the Subordinated Debt Securities. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may select a new Extension Period as if no Extension Period had previously been declared, subject to the above requirements. See "--Voting Rights" below and "Description of the Subordinated Debt Securities--Interest" and "--Option to Extend Interest Payment Period." If distributions are deferred, the deferred distributions and accrued interest thereon shall be paid to holders of record of the Capital Securities, if funds are available therefor, as they appear on the books and records of the Trust on the record date immediately following the termination of such Extension Period.

  Distributions on the Capital Securities must be paid on the dates payable to the extent that the Trust has funds available for the payment of such distributions in the Property Account. The Trust's funds available for distribution to the holders of the Capital Securities will be limited to payments received under the Subordinated Debt Securities. See "Description of the Subordinated Debt Securities." The payment of distributions out of moneys held by the Trust is guaranteed by the Company as described under "Description of the Capital Securities Guarantee."

  Distributions on the Capital Securities will be payable to the holders thereof as they appear on the books and records of the Trust on the relevant record dates, which, as long as the Capital Securities remain in book-entry only form, will be one Business Day (as defined herein) prior to the relevant payment dates, which payment dates correspond to the interest payment dates on the Subordinated Debt Securities. Such distributions will be paid through the Property Trustee, who will hold amounts received in respect of the Subordinated Debt Securities in the Property Account for the benefit of the Trust and the holders of the Trust Securities. Subject to any applicable laws and regulations and the provisions of the Declaration, each such payment will be made as described under "--Book-Entry Only Issuance--The Depository Trust Company" below. In the event the Capital Securities shall not continue to remain in book-entry only form, the Regular Trustees shall have the right to select relevant record dates which shall be at least one Business Day, but less than 60 Business Days, prior to the relevant payment dates. In the event that any date on which distributions are to be made on the Capital Securities is not a Business Day, then payment of the distributions payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) except that if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. A "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close.

MANDATORY AND OPTIONAL REDEMPTION

  The Subordinated Debt Securities will mature on March 31, 2027.

  The Subordinated Debt Securities will be redeemable, in whole or in part, at the option of the Company on or after March 31, 2007, at the following redemption prices (expressed in percentages of principal amount), plus, in each case, accrued interest thereon to the date of redemption, if redeemed during the 12-month period beginning March 31 of each year indicated below:

                                                                       OPTIONAL
                                                                      REDEMPTION
     YEAR                                                               PRICE
     ----                                                             ----------
     2007............................................................  104.8250%
     2008............................................................  104.3425
     2009............................................................  103.8600
     2010............................................................  103.3775
     2011............................................................  102.8950
     2012............................................................  102.4125
     2013............................................................  101.9300
     2014............................................................  101.4475
     2015............................................................  100.9650
     2016............................................................  100.4825
     2017 and thereafter.............................................  100.0000

  The Subordinated Debt Securities may also be redeemed by the Company prior to March 31, 2007, in whole but not in part, upon the occurrence of a Tax Event. See "--Special Event Redemption or Distribution" below.

  Upon the repayment of the Subordinated Debt Securities, whether at maturity or upon acceleration, redemption or otherwise, the proceeds from such repayment or payment shall simultaneously be applied to redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Subordinated Debt Securities so repaid or redeemed at the applicable Redemption Price; provided, that except in the case of payments upon maturity, holders of Trust Securities shall be given not less than 30 nor more than 60 days notice of such redemption. See "--Redemption Procedures" and "Description of the Subordinated Debt Securities." In the event that fewer than all of the outstanding Capital Securities are to be redeemed, the Capital Securities will be redeemed as described under "--Book-Entry Only Issuance-- The Depository Trust Company" below.

SPECIAL EVENT REDEMPTION OR DISTRIBUTION

  Distribution Upon the Occurrence of a Special Event. If, at any time, a Tax Event or an Investment Company Event (each, as defined below, a "Special Event") shall occur and be continuing, the Trust shall, except in the circumstances described below under "Redemption Upon the Occurrence of a Tax Event," be terminated and dissolved with the result that Subordinated Debt Securities, with an aggregate principal amount equal to the aggregate liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, the Trust Securities, would be distributed to the holders of the Trust Securities, in liquidation of such holders' interests in the Trust on a pro rata basis, within 90 days following the occurrence of such Special Event; provided, however, that, if there is available to the Trust the opportunity to eliminate, within such 90-day period, the Special Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure, which has no adverse effect on the Trust, the Company or the holders of the Trust Securities, the Trust will pursue such measure in lieu of termination and dissolution.

  After the date for any distribution of Subordinated Debt Securities upon termination of the Trust, (i) the Capital Securities and Capital Securities Guarantee will no longer be deemed to be outstanding, (ii) the depositary or its nominee, as the record holder of the Capital Securities, will receive a registered global certificate or certificates representing the Subordinated Debt Securities to be delivered upon such distribution and (iii) any certificates representing Capital Securities not held by the depositary or its nominee will be deemed to represent Subordinated Debt Securities having an aggregate principal amount equal to the aggregate liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, such Capital Securities, until such certificates are presented to the Company or its agent for transfer or reissuance.

  There can be no assurance as to the market prices for the Capital Securities or the Subordinated Debt Securities that may be distributed in exchange for the Capital Securities if a termination and liquidation of the Trust were to occur. Accordingly, the Capital Securities that an investor may purchase, whether pursuant to the offer hereby or in the secondary market, or the Subordinated Debt Securities that the investor may receive on termination and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Capital Securities.

  Redemption Upon the Occurrence of a Tax Event. If a Tax Event occurs prior to March 31, 2007, the Company shall have the right, upon not less than 30 nor more than 60 days' notice, to redeem the Subordinated Debt Securities in whole but not in part for cash at the Tax Event Redemption Price within 90 days following the occurrence of such Tax Event; provided, however, that, if there is available to the Company or the Trust the opportunity to eliminate, within such 90-day period, the Tax Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure which has no adverse effect on the Trust, the Company or the holders of the Trust Securities, the Company or the Trust will pursue such measure in lieu of redemption. Upon the redemption of the Subordinated Debt Securities following a Tax Event, the proceeds from such redemption shall be applied to redeem Trust Securities with an aggregate liquidation amount equal to the principal amount of the Subordinated Debt Securities so redeemed at a redemption price equal to the Tax Event Redemption Price paid for the Subordinated Debt Securities. The Tax Event Redemption Price shall be the greater of (i) 100% of the principal amount of the Subordinated Debt Securities or (ii) the sum, as determined by a Quotation Agent, of the present values of the principal amount and premium payable with respect to an optional redemption of the Subordinated Debt Securities on March 31, 2007, together with scheduled payments of interest from the redemption date to and including March 31, 2007, in each case discounted to the redemption date on a quarterly basis (assuming a 360-day year consisting of 30-day months) at the Adjusted Treasury Rate, plus accrued and unpaid interest on the Subordinated Debt Securities to the date fixed for redemption.

  If a Tax Event occurs on or after March 31, 2007, the Company shall have the right to redeem the Subordinated Debt Securities, in whole or in part, pursuant to its optional redemption right described under""--Mandatory and Optional Redemption" above.

  Definitions. As used herein the following terms have the meanings specified below:

  "Adjusted Treasury Rate" means, with respect to any redemption date, the rate per annum equal to (i) the yield, under the heading which represents the average for the immediately prior week, appearing in the most recently published statistical release designated "H.15 (519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Remaining Life (as defined herein) (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Remaining Life shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the quarterly equivalent yield to maturity of the Comparable Treasury Issue (as defined herein), calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, in each case calculated on the third Business Day preceding the redemption date, plus in each case (a) 1.75% if such redemption date occurs on or prior to March 31, 1998, and (b) 1.00% in all other cases.

  "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent (as defined herein) as having a maturity comparable to the Remaining Life of the Subordinated Debt Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity with the Remaining Life of the Subordinated Debt Securities. If no United States Treasury security has a maturity which is within a period from three months before to three months after March 31, 2007, the two most closely corresponding United States Treasury securities shall be used as the Comparable Treasury Issue, and the Adjusted Treasury Rate shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month using such securities.

  "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of three Reference Treasury Dealer Quotations (as defined herein) for such redemption date, after excluding the highest and lowest of five Reference Treasury Dealer Quotations or (ii) if the Debt Trustee (as defined herein) obtains fewer than five Reference Treasury Dealer Quotations, the average of all such quotations.

  "Investment Company Event" means that the Regular Trustees shall have received an opinion from a nationally recognized independent counsel experienced in practice under the 1940 Act (as hereinafter defined) to the effect that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), there is more than an insubstantial risk that the Trust is or will be considered an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act"), which Change in 1940 Act Law becomes effective on or after the date of this Prospectus Supplement.

  "Quotation Agent" means the Reference Treasury Dealer appointed by the Company. "Reference Treasury Dealer" means: (i) Lehman Brothers Inc. and its respective successors; provided, however, that if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealer selected by the Company.

  "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Debt Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Debt Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

  "Remaining Life" means the period from the redemption date of the Subordinated Debt Securities (which are redeemed prior to March 31, 2007) to and including March 31, 2007.

  "Tax Event" means that the Regular Trustees shall have received an opinion from a nationally recognized independent tax counsel experienced in such matters to the effect that, on or after the date of this Prospectus Supplement, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (b) any amendment to, or change in, an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority, in each case which amendment or change is enacted, promulgated, issued or announced or which interpretation is issued or announced or which action is taken, on or after the date of this Prospectus Supplement, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date thereof, subject to United States federal income tax with respect to interest accrued or received on the Subordinated Debt Securities, (ii) interest payable to the Trust on the Subordinated Debt Securities is not, or will not be within 90 days of the date thereof, deductible in whole or in part by the Company for United States federal income tax purposes or (iii) the Trust is, or will be within 90 days of the date thereof, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

  Proposed Tax Law Changes. On February 6, 1997, President Clinton proposed certain tax law changes that would, among other things, prevent companies from deducting interest on debt instruments with a maximum term of more than 15 years which are not shown as indebtedness on the consolidated balance sheet of the issuer. If this proposed legislation is enacted, and if the effective date of such legislation is prior to the date the proceeds of the Trust Securities are invested in the Subordinated Debt Securities, the Company will not be able to deduct interest paid on the Subordinated Debt Securities. President Clinton has proposed that this tax law change be effective on the date of first Congressional committee action. As of the date of this Prospectus Supplement, there has been no such committee action. There can be no assurances, however, that if such proposed legislation is enacted, the effective date will not be earlier than the date contained in the Clinton Administration proposal, or that other legislation enacted after the date hereof will not otherwise adversely affect the ability of the Company to deduct the interest payable on the Subordinated Debt Securities. If legislation is enacted limiting, in whole or in part, the deductibility by the Company of interest on the Subordinated Debt Securities for United States federal income tax purposes, such enactment would be a Tax Event. Following the occurrence of a Tax Event, the Company may cause the Subordinated Debt Securities to be redeemed, in which event the Trust would redeem the Trust Securities. The February 6, 1997 proposed tax law changes would not alter the United States federal income tax consequences of the purchase, ownership and disposition of the Capital Securities. See "Certain Federal Income Tax Consequences."

REDEMPTION PROCEDURES

  The Trust may not redeem fewer than all of the outstanding Capital Securities unless all accrued and unpaid distributions have been paid on all Trust Securities for all quarterly distribution periods terminating on or prior to the date of redemption.

  If the Trust gives a notice of redemption in respect of Capital Securities (which notice will be irrevocable), then, by 12:00 noon, New York City time, on the redemption date, provided that the Company has paid to the Property Trustee a sufficient amount of cash in connection with the related redemption or maturity of the Subordinated Debt Securities, the Trust will irrevocably deposit with the depositary funds sufficient to pay the applicable Redemption Price and will give the depositary irrevocable instructions and authority to pay the Redemption Price to the holders of the Capital Securities. See "--Book-Entry Only Issuance--The Depository Trust Company." If notice of redemption shall have been given and funds deposited as required, then immediately prior to the close of business on the date of such deposit, distributions will cease to accrue and all rights of holders of such Capital Securities so called for redemption will cease, except the right of the holders of such Capital Securities to receive the Redemption Price, but without interest on such Redemption Price. In the event that any date fixed for redemption of Capital Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the

Redemption Price in respect of Capital Securities is improperly withheld or refused and not paid either by the Trust or by the Company pursuant to the Capital Securities Guarantee, distributions on such Capital Securities will continue to accrue, from the original redemption date to the actual date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price.

  In the event that fewer than all of the outstanding Capital Securities are to be redeemed, the Capital Securities will be redeemed as described under "-- Book-Entry Only Issuance--The Depository Trust Company" below.

  Subject to the foregoing and to applicable law (including, without limitation, United States federal securities laws), the Company or its affiliates may, at any time and from time to time, purchase outstanding Capital Securities by tender, in the open market or by private agreement.

LIQUIDATION DISTRIBUTION UPON TERMINATION

  In the event of any voluntary or involuntary termination, dissolution or winding-up of the Trust, the holders of the Capital Securities at that time will be entitled to receive out of the assets of the Trust, after satisfaction of liabilities to creditors, distributions in an amount equal to the aggregate liquidation amount of $1,000 per Capital Security plus accrued and unpaid distributions thereon to the date of payment (the "Liquidation Distribution"), unless, in connection with such termination, dissolution or winding-up Subordinated Debt Securities in an aggregate principal amount equal to the aggregate liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, the Capital Securities, have been distributed on a pro rata basis to the holders of Capital Securities in exchange for such Capital Securities.

  If, upon any such termination, dissolution or winding-up the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Capital Securities shall be paid on a pro rata basis. The holders of the Common Securities will be entitled to receive distributions upon any such dissolution pro rata with the holders of the Capital Securities, except that if a Declaration Event of Default has occurred and is continuing, the Capital Securities shall have a preference over the Common Securities with regard to such distributions.

  Pursuant to the Declaration, the Trust shall terminate (i) on March 14, 2052, the expiration of the term of the Trust, (ii) upon the bankruptcy of the Company or the holder of the Common Securities, (iii) upon the filing of a certificate of dissolution or its equivalent with respect to the Company or the holder of the Common Securities, the filing of a certificate of cancellation with respect to the Trust, or the revocation of the charter of the Company or the holder of the Common Securities and the expiration of 90 days after the date of revocation without a reinstatement thereof, (iv) upon the distribution of the Subordinated Debt Securities following the occurrence of a Special Event, (v) upon the entry of a decree of a judicial dissolution of the Company or the holder of the Common Securities or the Trust or (vi) upon the redemption of all of the Trust Securities.

DECLARATION EVENTS OF DEFAULT

  An event of default under the Indenture (an "Indenture Event of Default") (see "Description of the Subordinated Debt Securities--Indenture Events of Default") constitutes an event of default under the Declaration with respect to the Trust Securities (a "Declaration Event of Default"); provided, that pursuant to the Declaration, the holder of the Common Securities will be deemed to have waived any Declaration Event of Default with respect to the Common Securities or its consequences until all Declaration Events of Default with respect to the Capital Securities have been cured, waived or otherwise eliminated. Until such Declaration Events of Default with respect to the Capital Securities have been so cured, waived or otherwise eliminated, the Property Trustee will be deemed to be acting solely on behalf of the holders of the Capital Securities and only the holders of the Capital Securities will have the right to direct the Property Trustee with respect to certain matters under the Declaration, and therefore the Indenture. If a Declaration Event of Default with respect to the Capital Securities is waived by holders of Capital Securities, such waiver will also constitute the waiver of such Declaration Event of Default with respect to the Common Securities for all purposes under the Declaration, without any further act, vote, or consent of the holders of the Common Securities.

  Upon the occurrence of a Declaration Event of Default, the Property Trustee, as the sole holder of the Subordinated Debt Securities, will have the right under the Indenture to declare the principal of, and interest on, the Subordinated Debt Securities to be immediately due and payable.

  If a Declaration Event of Default occurs that results from the failure of the Company to pay principal of or interest on the Subordinated Debt Securities when due, during the continuance of such an event of default a holder of Capital Securities may institute a legal proceeding directly against the Company to obtain payment of such principal or interest on Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the Capital Securities owned of record by such holder. The holders of Capital Securities will not be able to exercise directly against the Company any other remedy available to the Property Trustee unless the Property Trustee first fails to do so. See "--Voting Rights."

VOTING RIGHTS

  Except as provided below and except as provided under the Trust Act, the Trust Indenture Act and under "Description of the Capital Securities Guarantee--Amendments and Assignment" below, and except as otherwise required by law and the Declaration, the holders of the Capital Securities will have no voting rights. In the event that the Company elects to defer payments of interest on the Subordinated Debt Securities as described above under "-- Distributions," the holders of the Capital Securities do not have the right to appoint a special representative or trustee or otherwise act to protect their interests.

  Subject to the requirement of the Property Trustee obtaining a tax opinion as set forth in the last sentence of this paragraph, the holders of a majority in aggregate liquidation amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or to direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration, including the right to direct the Property Trustee, as the holder of the Subordinated Debt Securities, to (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debt Trustee (as hereinafter defined) under the Indenture with respect to the Subordinated Debt Securities,
(ii) waive any past Indenture Event of Default which is waivable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Subordinated Debt Securities shall be due and payable, or
(iv) consent to any amendment, modification or termination of the Indenture or the Subordinated Debt Securities, where such consent shall be required, provided that where a consent under the Indenture would require the consent of the holders of greater than a majority in principal amount of Subordinated Debt Securities affected thereby (a "Super-Majority"), only the holders of at least the proportion in liquidation amount of the Capital Securities which the relevant Super-Majority represents of the aggregate principal amount of the Subordinated Debt Securities may direct the Property Trustee to give such consent. If the Property Trustee fails to enforce its rights under the Declaration (including, without limitation, its rights, powers and privileges as the holder of the Subordinated Debt Securities under the Indenture), a holder of Capital Securities may to the extent permitted by applicable law institute a legal proceeding directly against any person to enforce the Property Trustee's rights under the Declaration without first instituting any legal proceeding against the Property Trustee or any other person or entity. Following and during the continuance of a Declaration Event of Default that results from the failure of the Company to pay principal of or interest on the Subordinated Debt Securities when due, a holder may also proceed directly against the Company, without first waiting to determine if the Property Trustee has enforced its rights under the Declaration, to obtain payment of such principal or interest on Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the Capital Securities owned of record by such holder. The Property Trustee shall notify all holders of the Capital Securities of any notice of default received from the Debt Trustee with respect to the Subordinated Debt Securities. Such notice shall state that such Indenture Event of Default also constitutes a Declaration Event of Default. The Property Trustee shall not take any action described in clauses (i), (ii), (iii) or (iv) above unless the Property Trustee has obtained an opinion of independent tax counsel to the effect that, as a result of such action, the Trust will not be classified as other than a grantor trust for United States federal income tax purposes and each holder of Trust Securities will be treated as owning an undivided beneficial interest in the Subordinated Debt Securities.

  In the event the consent of the Property Trustee, as the holder of the Subordinated Debt Securities, is required under the Indenture with respect to any amendment, modification or termination of the Indenture, the Property Trustee shall request the direction of the holders of the Trust Securities with respect to such amendment, modification or termination. The Property Trustee shall vote with respect to such amendment, modification or termination as directed by a majority in liquidation amount of the Capital Securities and, if no Declaration Event of Default has occurred and is continuing, a majority in liquidation amount of the Common Securities, voting together as a single class, provided that where a consent under the Indenture would require the consent of a Super-Majority, the Property Trustee may only give such consent at the direction of the holders of at least the proportion in liquidation amount of the Capital Securities and Common Securities, respectively, which the relevant Super-Majority represents of the aggregate principal amount of the Subordinated Debt Securities outstanding. The Property Trustee shall not take any such action in accordance with the directions of the holders of the Trust Securities unless the Property Trustee has obtained an opinion of independent tax counsel to the effect that, as a result of such action, the Trust will not be classified as other than a grantor trust for United States federal income tax purposes.

  A waiver of an Indenture Event of Default will constitute a waiver of the corresponding Declaration Event of Default.

  Any required approval or direction of holders of Capital Securities may be given at a separate meeting of holders of Capital Securities convened for such purpose, at a meeting of all of the holders of Trust Securities or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Capital Securities. Each such notice will include a statement setting forth (i) the date of such meeting or the date by which such action is to be taken, (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought and (iii) instructions for the delivery of proxies or consents. No vote or consent of the holders of Capital Securities will be required for the Trust to redeem and cancel Capital Securities or distribute Subordinated Debt Securities in accordance with the Declaration.

  Notwithstanding that holders of Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned at such time by the Company or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, the Company, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if they were not outstanding.

  The procedures by which holders of Capital Securities may exercise their voting rights are described below. See "--Book-Entry Only Issuance--The Depository Trust Company."

  Holders of the Capital Securities will have no rights to appoint or remove the Company Trustees, who may be appointed, removed or replaced solely by the Company, as the direct or indirect holder of all the Common Securities.

MODIFICATION OF THE DECLARATION

  The Declaration may be amended or modified if approved and executed by a majority of the Regular Trustees, provided that if any proposed amendment provides for, or the Regular Trustees otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the Declaration or otherwise or (ii) the dissolution, winding-up or termination of the Trust other than pursuant to the terms of the Declaration, then the holders of the Trust Securities as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a majority in liquidation amount of the Trust Securities affected thereby, provided that a reduction of the principal amount or the distribution rate, or a change in the payment dates or maturity of the Capital Securities, shall not be permitted without the consent of each holder of Capital Securities. In the event any amendment or proposal referred to in clause (i) above would adversely affect only the Capital Securities or the Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a majority in liquidation amount of such class of Trust Securities.

  Notwithstanding the foregoing, no amendment or modification may be made to the Declaration if such amendment or modification would (i) cause the Trust to be classified for purposes of United States federal income taxation as other than a grantor trust, (ii) reduce or otherwise adversely affect the powers of the Property Trustee or (iii) cause the Trust to be deemed to be an "investment company" which is required to be registered under the 1940 Act.

EXPENSES AND TAXES

  In the Declaration, the Company has agreed to pay for all debts and other obligations (other than with respect to the Trust Securities) and all costs and expenses of the Trust (including costs and expenses relating to the organization of the Trust, the fees and expenses of the Company Trustees and the costs and expenses relating to the operation of the Trust) and to pay any and all taxes and all costs and expenses with respect thereto (other than United States withholding taxes) to which the Trust might become subject. The foregoing obligations of the Trust under the Declaration are for the benefit of, and shall be enforceable by, the Property Trustee and any person to whom any such debts, obligations, costs, expenses and taxes are owed (a "Creditor") whether or not such Creditor has received notice thereof. The Property Trustee and any such Creditor may enforce such obligations of the Trust directly against the Company, and the Company has irrevocably waived any right or remedy to require that the Property Trustee or any such Creditor take any action against the Trust or any other person before proceeding against the Company. The Company has also agreed in the Declaration to execute such additional agreements as may be necessary or desirable to give full effect to the foregoing agreement of the Company.

MERGERS, CONSOLIDATIONS OR AMALGAMATIONS

  The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other body, except as described below. The Trust may, with the consent of a majority of the Regular Trustees and without the consent of the holders of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State; provided, that (i) such successor entity either (x) expressly assumes all of the obligations of the Trust with respect to the Trust Securities or (y) substitutes for the Trust Securities other securities having substantially the same terms as the Trust Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Trust Securities rank in priority with respect to distributions and payments upon termination, liquidation, redemption, maturity and otherwise, (ii) the Company expressly acknowledges a trustee of such successor entity which possesses the same powers and duties as the Property Trustee as the holder of the Subordinated Debt Securities, (iii), if the Capital Securities are at such time listed on any national securities exchange or with another organization, the Successor Securities will be listed, upon notification of issuance, on any national securities exchange or other organization on which the Capital Securities are then listed, (iv) such merger, consolidation, amalgamation or replacement does not cause the Capital Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (vi) such successor entity has a purpose identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation or replacement, the Company has received an opinion from independent counsel to the Trust experienced in such matters to the effect that (A) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), and (B) following such merger, consolidation, amalgamation or replacement, neither the Trust nor such successor entity will be required to register as an investment company under the 1940 Act and (viii) the Company guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Capital Securities Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in liquidation amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger or replacement would cause the Trust or the successor entity to be classified for United States federal income tax purposes as other than a grantor trust and any holder of Trust Securities not to be treated as owning an undivided beneficial interest in the Subordinated Debt Securities.

BOOK-ENTRY ONLY ISSUANCE--THE DEPOSITORY TRUST COMPANY

  The Depository Trust Company ("DTC") will act as securities depositary for the Capital Securities. The Capital Securities will be issued only as fully registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully registered global Capital Securities certificates will be issued, representing in the aggregate the total number of Capital Securities, and will be deposited with DTC.

  The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global Capital Security.

  DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

  Purchases of Capital Securities within the DTC system must be made by or through Direct Participants, which will receive a credit for the Capital Securities on DTC's records. The ownership interest of each actual purchaser of Capital Securities ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Capital Securities. Transfers of ownership interests in the Capital Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Capital Securities, except in the event that use of the book-entry system for the Capital Securities is discontinued.

  To facilitate subsequent transfers, all the Capital Securities deposited by Participants with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of Capital Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Capital Securities. DTC's records reflect only the identity of the Direct Participants to whose accounts such Capital Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

  Conveyance of notices and other communications by DTC to Direct
Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

  Redemption notices shall be sent to Cede & Co. If less than all of the Capital Securities are being redeemed, DTC will reduce by lot the amount of the interest of each Direct Participant in the Capital Securities to be redeemed.

  Although voting with respect to the Capital Securities is limited, in those cases where a vote is required neither DTC nor Cede & Co. will itself consent or vote with respect to Capital Securities. Under its usual procedures, DTC would mail an Omnibus Proxy to the Trust as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Capital Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

  Distribution payments on the Capital Securities will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by participants to Beneficial Owners will be governed by standing instructions and customary practices, as in the case with securities held for the account of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, the Trust or any trustee or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the Trust, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

  Except as provided herein, a Beneficial Owner in a global Capital Security will not be entitled to receive physical delivery of Capital Securities. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the Capital Securities.

  DTC may discontinue providing its services as securities depositary with respect to the Capital Securities at any time by giving reasonable notice to the Trust. Under such circumstances, in the event that a successor securities depositary is not obtained, Capital Securities certificates are required to be printed and delivered. Additionally, the Regular Trustees (after consultation with the Company) may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary) with respect to the Capital Securities. In that event, certificates for the Capital Securities will be printed and delivered.

  The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Company and the Trust believe to be reliable, but the Company and the Trust take no responsibility for the accuracy thereof.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

  The Property Trustee, prior to the occurrence of a default with respect to the Trust Securities and after the curing of all such defaults that may have occurred, undertakes to perform only such duties as are specifically set forth in the Declaration and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Capital Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby; but the foregoing shall not relieve the Property Trustee, upon the occurrence of a Declaration Event of Default, from exercising the rights and powers vested in it by the Declaration. The Property Trustee also serves as the Debt Trustee under the Indenture and as the Capital Guarantee Trustee under the Capital Securities Guarantee.

REGISTRAR AND TRANSFER AGENT

  In the event that the Capital Securities do not remain in book-entry only form, the Property Trustee will act as paying agent and may designate an additional or substitute paying agent at any time. Registration of transfers of Capital Securities will be effected without charge by or on behalf of the Trust, but upon payment (with the giving of such indemnity as the Regular Trustees may require) in respect of any tax or other government charges which may be imposed in relation to it. The Trust will not be required to register or cause to be registered the transfer of Capital Securities after such Capital Securities have been called for redemption.

GOVERNING LAW

  The Declaration and the Capital Securities will be governed by, and construed in accordance with, the internal laws of the State of Delaware.

MISCELLANEOUS

  The Regular Trustees are authorized and directed to operate the Trust in such a way so that the Trust will not be deemed to be an "investment company" required to be registered under the 1940 Act or characterized for United States federal income tax purposes as other than a grantor trust. The Company is authorized and directed to conduct its affairs so that the Subordinated Debt Securities will be treated as indebtedness of the Company for United States federal income tax purposes. In this connection, the Regular Trustees and the Company are authorized to take any action, not inconsistent with applicable law, the Declaration or the Restated Certificate of Incorporation of the Company, that each of the Regular Trustees and the Company determines in their discretion to be necessary or desirable for such purposes, as long as such action does not materially and adversely affect the interests of the holders of the Capital Securities.

  Holders of the Capital Securities will have no preemptive rights.

                DESCRIPTION OF THE CAPITAL SECURITIES GUARANTEE

  Set forth below is a summary of information concerning the Capital Securities Guarantee that will be executed and delivered by the Company for the benefit of the holders from time to time of the Capital Securities. The Capital Securities Guarantee has been qualified as an indenture under the Trust Indenture Act. The Bank of New York will act as the Capital Guarantee Trustee. The terms of the Capital Securities Guarantee will be those set forth therein and those made part thereof by the Trust Indenture Act. The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Capital Securities Guarantee (which has been filed as an exhibit to the Form 8-K) and the Trust Indenture Act. The Capital Securities will be held by the Capital Guarantee Trustee for the benefit of the holders of the Capital Securities.

GENERAL

  Pursuant to the Capital Securities Guarantee, the Company will irrevocably and unconditionally agree to pay in full to the holders of the Capital Securities the Guarantee Payments (as defined herein) (without duplication of amounts theretofore paid by the Trust), to the extent not paid by the Trust, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert. The following payments or distributions with respect to the Capital Securities to the extent not paid or made by the Trust (the "Guarantee Payments") will be subject to the Capital Securities Guarantee (without duplication): (i) any accrued and unpaid distributions that are required to be paid on the Capital Securities, to the extent the Trust has funds available therefor, (ii) the Redemption Price, which includes all accrued and unpaid distributions to the date of the redemption, to the extent the Trust has funds available therefor, with respect to any Capital Securities called for redemption by the Trust and
(iii) upon a voluntary or involuntary termination, dissolution or winding-up of the Trust (other than in connection with the distribution of Subordinated Debt Securities to the holders of Capital Securities in exchange for Capital Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Capital Securities to the date of payment, to the extent the Trust has funds available therefor, and (b) the amount of assets of the Trust remaining available for distribution to holders of Capital Securities in liquidation of the Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Capital Securities or by causing the Trust to pay such amounts to such holders.

  The Capital Securities Guarantee will be a full and unconditional guarantee of the Guarantee Payments with respect to the Capital Securities from the time of issuance of the Capital Securities, but will not apply to the payment of distributions and other payments on the Capital Securities when the Property Trustee does not have sufficient funds in the Property Account to make such distributions or other payments. If the Company does not make interest payments on the Subordinated Debt Securities held by the Property Trustee, the Trust will not make distributions on the Capital Securities issued by the Trust and will not have funds available therefor. See "Risk Factors--Rights under the Capital Securities Guarantee" and "Description of the Subordinated Debt Securities--Certain Covenants."

  The Company has also agreed separately to guarantee the obligations of the Trust with respect to the Common Securities (the "Common Securities Guarantee") to the same extent as the Capital Securities Guarantee, except that upon the occurrence and during the continuation of an Indenture Event of Default, holders of Capital Securities shall have priority over holders of Common Securities with respect to distributions and payments on liquidation, redemption or otherwise.

CERTAIN COVENANTS OF THE COMPANY

  In the Capital Securities Guarantee, the Company will covenant that, so long as the Capital Securities remain outstanding, if there shall have occurred and is continuing any event that constitutes an event of default under the Capital Securities Guarantee or the Declaration, then (a) the Company shall not declare or pay any dividend on, or make any distribution with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company which rank pari passu with or junior to the Subordinated Debt Securities and (c) the Company shall not make any guarantee payments (other than pursuant to the Capital Securities Guarantee) with respect to the foregoing. However, the foregoing restriction will not apply to any dividend, redemption, liquidation, interest, principal or guarantee payments by the Company where the payment is made by way of (i) securities (including capital stock) that rank junior to the securities on which such dividend, redemption, interest, principal or guarantee payment is being made or (ii) securities (including capital stock) of TCI.

AMENDMENTS AND ASSIGNMENT

  Except with respect to any changes which do not materially adversely affect the rights of holders of Capital Securities (in which case no consent will be required), the Capital Securities Guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding Capital Securities. The manner of obtaining any such approval of holders of the Capital Securities is set forth under "Description of the Capital Securities--Voting Rights." All guarantees and agreements contained in the Capital Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the Capital Guarantee Trustee and the holders of the Capital Securities then outstanding.

TERMINATION OF THE CAPITAL SECURITIES GUARANTEE

  The Capital Securities Guarantee will terminate and be of no further force and effect as to the Capital Securities upon full payment of the Redemption Price of all Capital Securities, or upon distribution of the Subordinated Debt Securities to the holders of the Capital Securities, and will terminate completely upon full payment of the amounts payable upon liquidation of the Trust. The Capital Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Capital Securities must repay to the Trust or the Company, or their successors, any sums paid to them under such Capital Securities or the Capital Securities Guarantee.

EVENTS OF DEFAULT

  An event of default under the Capital Securities Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder.

  The holders of a majority in liquidation amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Capital Guarantee Trustee in respect of the Capital Securities Guarantee or to direct the exercise of any trust or power conferred upon the Capital Guarantee Trustee under the Capital Securities Guarantee. If the Capital Guarantee Trustee fails to enforce the Capital Securities Guarantee, any holder of Capital Securities may institute a legal proceeding directly against the Company to enforce the Capital Guarantee Trustee's rights under the Capital Securities Guarantee, without first instituting a legal proceeding against the Trust, the Capital Guarantee Trustee or any other person or entity. In addition, any record holder of Capital Securities shall have the right, which is absolute and unconditional, to proceed directly against the Company to obtain Guarantee Payments, without first waiting to determine if the Capital Guarantee Trustee has enforced the Capital Security Guarantee or instituting a legal proceeding against the Trust, the Capital Guarantee Trustee or any other person or entity.

STATUS OF THE CAPITAL SECURITIES GUARANTEE

  The Company's obligations under the Capital Securities Guarantee to make the Guarantee Payments will constitute an unsecured obligation of the Company and will rank (i) subordinate and junior in right of payment to all other liabilities of the Company (other than the Company's guarantees of the Prior Trust Preferred Securities, which rank pari passu with the Capital Securities Guarantee), including the Subordinated Debt Securities, except those liabilities of the Company made pari passu or subordinate by their terms, (ii) pari passu with the most senior preferred stock issued from time to time by the Company and with any guarantee now or hereafter entered into by the Company in respect of any preferred stock of any subsidiary or affiliate of the Company and (iii) senior to the Company's common stock. The terms of the Capital Securities provide that each holder of Capital Securities by acceptance thereof agrees to the subordination provisions and other terms of the Capital Securities Guarantee.

  The Capital Securities Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without instituting a legal proceeding against any other person or entity). The Capital Securities Guarantee will be deposited with the Capital Guarantee Trustee to be held for the benefit of the holders of the Capital Securities. Except as otherwise noted herein, the Capital Guarantee Trustee has the right to enforce the Capital Securities Guarantee on behalf of the holders of the Capital Securities. The Capital Securities Guarantee will not be discharged except by payment of the Guarantee Payments in full (without duplication of amounts theretofore paid by the Trust).

  The Company's obligations under the Capital Securities Guarantee, taken together with its obligations under the Declaration, the Subordinated Debt Securities and the Indenture, in the aggregate provide a full and unconditional guarantee by the Company of payments due on the Capital Securities.

INFORMATION CONCERNING THE CAPITAL GUARANTEE TRUSTEE

  The Capital Guarantee Trustee, prior to the occurrence of a default with respect to the Capital Securities Guarantee and after the curing of all such defaults that may have occurred, undertakes to perform only such duties as are specifically set forth in the Capital Securities Guarantee and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Capital Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Capital Securities Guarantee at the request of any holder of Capital Securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby; but the foregoing shall not relieve the Capital Guarantee Trustee, upon the occurrence of an event of default under the Capital Securities Guarantee, from exercising the rights and powers vested in it by the Capital Securities Guarantee. The Capital Guarantee Trustee also serves as Property Trustee under the Declaration and as Debt Trustee under the Indenture.

GOVERNING LAW

  The Capital Securities Guarantee will be governed by, and construed in accordance with, the internal laws of the State of New York.

                DESCRIPTION OF THE SUBORDINATED DEBT SECURITIES

  Set forth below is a description of the terms of the Subordinated Debt Securities. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture, dated as of January 29, 1996, as supplemented by a Third Supplemental Indenture (as so supplemented, the "Indenture"), between the Company and The Bank of New York, as Trustee (the "Debt Trustee"), which have been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus form a part and as an exhibit to the Form 8-K, respectively. The terms of the Subordinated Debt Securities will include those stated in the Indenture (which has been qualified under the Trust Indenture
Act) and those made a part of the Indenture by reference to the Trust Indenture Act. Certain capitalized terms used herein are defined in the Indenture.

  Under certain circumstances involving the termination of the Trust following the occurrence of a Special Event, Subordinated Debt Securities may be distributed to the holders of Trust Securities in liquidation of the Trust. See "Description of the Capital Securities--Special Event Redemption or Distribution."

GENERAL

  The Subordinated Debt Securities will be issued as unsecured subordinated debt securities under the Indenture. The Subordinated Debt Securities will be limited in aggregate principal amount to $309,279,000, such amount being the sum of the aggregate liquidation amount of the Capital Securities and the capital contributed by the Company in exchange for the Common Securities.

  The Subordinated Debt Securities are not subject to any sinking fund provision. The entire principal amount of the Subordinated Debt Securities will mature and become due and payable, together with any accrued and unpaid interest thereon, on March 31, 2027.

  If Subordinated Debt Securities are distributed to holders of the Trust Securities in liquidation of such holders' interests in the Trust, such Subordinated Debt Securities will initially be issued as a Global Security (as defined below). As described herein, under certain limited circumstances, Subordinated Debt Securities may be issued in certificated form in exchange for a Global Security. See "--Book Entry and Settlement" below. In the event Subordinated Debt Securities are issued in certificated form, such Subordinated Debt Securities will be in denominations of $1,000 and integral multiples thereof and may be transferred or exchanged at the offices described below. Payments on Subordinated Debt Securities issued as a Global Security will be made to the depositary for the Subordinated Debt Securities. In the event Subordinated Debt Securities are issued in certificated form, principal and interest will be payable, the transfer of the Subordinated Debt Securities will be registrable and Subordinated Debt Securities will be exchangeable for Subordinated Debt Securities of other denominations of a like aggregate principal amount at the corporate trust office of the Debt Trustee in New York, New York; provided, that payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto.

  The Indenture does not contain provisions that afford holders of the Subordinated Debt Securities protection in the event of a highly leveraged transaction involving the Company or a decline in the credit quality of the Company resulting from a change of control transaction.

SUBORDINATION

  The Indenture provides that the Subordinated Debt Securities are subordinated and junior in right of payment to all Senior Indebtedness of the Company, whether now existing or hereafter incurred. No payment of principal of (including redemption payments, if any), premium, if any, or interest on, the Subordinated Debt Securities may be made if (a) any Senior Indebtedness of the Company is not paid when due and any applicable grace period with respect to such default has ended with such default not being cured or waived or ceasing to exist, or (b) the maturity of any Senior Indebtedness has been accelerated because of a default. Upon any distribution of assets of the Company to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal of, premium, if any, and interest due or to become due on, all Senior Indebtedness must be paid in full before the holders of the Subordinated Debt Securities are entitled to receive or retain any payment. The rights of the holders of the Subordinated Debt Securities will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions applicable to such Senior Indebtedness until all amounts owing on the Subordinated Debt Securities are paid in full.

  The term "Senior Indebtedness" means: (i) any payment in respect of (a) indebtedness of the Company for money borrowed (including indebtedness for money borrowed owed to TCI or to subsidiaries or affiliates of the Company or
TCI) and (b) indebtedness evidenced by securities, debentures, bonds, notes or other similar instruments issued by the Company, including all indebtedness currently outstanding under indentures with various trustees; (ii) all capital lease obligations of the Company; (iii) all obligations of the Company issued or assumed as the deferred purchase price of property, all conditional sale obligations of the Company and all obligations of the Company under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (iv) all obligations of the Company for the reimbursement on any letter of credit, banker's acceptance, security purchase facility or similar credit transaction; (v) all obligations of the type referred to in clauses (i) through (iv) above of other persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise; and (vi) all obligations of the type referred to in clauses (i) through (v) above of other persons secured by any lien on any property or asset of the Company (whether or not such obligation is assumed by the Company), except for any such indebtedness that is by its terms subordinated to or pari passu with the Subordinated Debt Securities (including the Prior Subordinated Notes which rank pari passu in right of payment with the Subordinated Debt Securities, and the Company's guarantee of the Prior Trust Preferred Securities, which is junior in right of payment to the Subordinated Debt Securities), as the case may be. Such Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

  The Indenture does not limit the aggregate amount of Senior Indebtedness which may be issued by the Company. As of September 30, 1996, Senior Indebtedness of the Company aggregated approximately $9,234 million and indebtedness ranking pari passu with the Subordinated Debt Securities aggregated $1,000 million.

CERTAIN COVENANTS

  If (i) there shall have occurred and be continuing any event that constitutes an Indenture Event of Default or (ii) the Company shall be in default with respect to its payment of any obligations under the Capital Securities Guarantee or the Common Securities Guarantee, and such default shall be continuing then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock, (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company which rank pari passu with or junior to the Subordinated Debt Securities and (c) the Company shall not make any guarantee payments (other than pursuant to the Capital Securities Guarantee) with respect to the foregoing.

  If the Company shall have given notice of its election of an Extension Period as provided in the Indenture and such period, or any extension thereof, shall be continuing, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock, (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company which rank pari passu with or junior to the Subordinated Debt Securities and
(c) the Company shall not make any guarantee payments (other than pursuant to the Capital Securities Guarantee) with respect to the foregoing.

  Notwithstanding the foregoing restrictions, the Company will be permitted, in any event, to make dividend, redemption, liquidation and guarantee payments on capital stock, and interest, principal, redemption and guarantee payments on debt securities issued by the Company ranking pari passu with or junior to Subordinated Debt Securities, where the payment is made by way of (i) securities (including capital stock) that rank junior to the securities on which such payment is being made or (ii) securities (including capital stock) of TCI.

  For so long as the Trust Securities remain outstanding, the Company will covenant (i) to directly or indirectly maintain 100% direct or indirect ownership of the Common Securities of the Trust; provided, however, that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of such Common Securities, (ii) not to cause, as sponsor of the Trust, or to permit, as holder of the Common Securities, the termination, dissolution or winding-up of the Trust, except in connection with a distribution of the Subordinated Debt Securities as provided in the Declaration and in connection with certain mergers, consolidations or amalgamations, (iii) to use its reasonable efforts to cause the Trust (a) to remain a statutory business trust, except in connection with the distribution of Subordinated Debt Securities to the holders of Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities of the Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration, and (b) to otherwise continue to be classified as a grantor trust for United States federal income purposes and (iv) to use reasonable efforts to cause each holder of Trust Securities to be treated as owning an undivided beneficial interest in the Subordinated Debt Securities.

OPTIONAL REDEMPTION

  The Company shall have the right to redeem the Subordinated Debt Securities
(i) from time to time, in whole or in part, on or after March 31, 2007, at the Optional Redemption Price or (ii) prior to March 31, 2007, in whole but not in part, upon the occurrence of a Tax Event as described under "Description of the Capital Securities--Special Event Redemption or Distribution," upon not less than 30 nor more than 60 days' notice, at the Tax Event Redemption Price. See "Description of the Capital Securities--Mandatory and Optional Redemption."

INTEREST

  Each Subordinated Debt Security shall bear interest at the rate of 9.65% per annum from March 14, 1997, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each, an "Interest Payment Date"), commencing June 30, 1997, to the person in whose name such Subordinated Debt Security is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. In the event the Subordinated Debt Securities are distributed to holders of the Trust Securities in liquidation of such holders' interests in the Trust and such Subordinated Debt Securities shall not thereafter continue to remain in book-entry only form, the Company shall have the right to select record dates which shall be not less than fifteen days prior to each Interest Payment Date.

  The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly period will be computed on the basis of the actual number of days elapsed in such 90-day quarter. In the event that any date on which interest is payable on the Subordinated Debt Securities is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

  The Company shall have the right at any time, and from time to time, during the term of the Subordinated Debt Securities to defer payments of interest by extending the interest payment period for a period not exceeding 20 consecutive quarters, at the end of which Extension Period the Company shall pay all interest then accrued and unpaid (including any Additional Interest), together with interest thereon at the rate specified for the Subordinated Debt Securities to the extent permitted by applicable law; provided, that, during any such Extension Period, (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock, (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company which rank pari passu with or junior to the Subordinated Debt Securities and
(c) the Company shall not make any guarantee payments (other than pursuant to the Capital Securities Guarantee) with respect to the foregoing; provided, however, the foregoing restriction will not apply to any dividend, redemption, liquidation, interest, principal or guarantee payments by the Company where the payment is made by way of (i) securities (including capital stock) that rank junior to the securities on which such dividend, redemption, interest, principal or guarantee payment is being made or (ii) securities (including capital stock) of TCI. Prior to the termination of any such Extension Period, the Company may further defer payments of interest by extending the interest payment period, provided that such Extension Period together with all such previous and further extensions thereof may not exceed 20 consecutive quarters or extend beyond the maturity of the Subordinated Debt Securities. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may select a new Extension Period, as if no Extension Period had previously been declared, subject to the above requirements. No interest during an Extension Period, except at the end thereof, shall be due and payable. The Company has no present intention of exercising its rights to defer payments of interest by extending the interest payment period on the Subordinated Debt Securities. If the Property Trustee shall be the sole holder of the Subordinated Debt Securities, the Company shall give the Regular Trustees and the Property Trustee notice of its selection of an Extension Period one Business Day prior to the earlier of (i) the next succeeding date on which distributions on the Capital Securities are payable or (ii) the date the Trust is required to give notice to any national securities exchange or other applicable self-regulatory organization or to holders of the Capital Securities of the record date or the date such distribution is payable, but in any event not less than one Business Day prior to such record date. The Regular Trustees shall give notice of the Company's selection of such Extension Period to the holders of the Capital Securities. If the Property Trustee shall not be the sole holder of the Subordinated Debt Securities, the Company shall give the holders of the Subordinated Debt Securities notice of its selection of such Extension Period ten Business Days prior to the earlier of (i) the relevant Interest Payment Date or (ii) the date the Company is required to give notice to any national securities exchange or other applicable self-regulatory organization or to holders of the Subordinated Debt Securities of the record or payment date of such related interest payment, but in any event at least two Business Days before such record date.

ADDITIONAL INTEREST

  If at any time the Trust shall be required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, the Company will pay as additional interest ("Additional Interest") such additional amounts as shall be required so that the net amounts received and retained by the Trust after paying any such taxes, duties, assessments or other governmental charges will be equal to the amounts the Trust would have received had no such taxes, duties, assessments or other governmental charges been imposed.

INDENTURE EVENTS OF DEFAULT

  In case any Indenture Event of Default shall occur and be continuing, the Property Trustee, as the holder of the Subordinated Debt Securities, will have the right to declare the principal of and the interest on the Subordinated Debt Securities (including Additional Interest, if any) and any other amounts payable under the Indenture to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Subordinated Debt Securities.

  The Indenture provides that any one or more of the following described events, which has occurred and is continuing, constitutes an "Event of Default" with respect to the Subordinated Debt Securities:

    (a) failure for 30 days to pay interest on the Subordinated Debt Securities, including any Additional Interest in respect thereof, when due; provided, however, that a valid extension of the interest payment period by the Company shall not constitute a default in the payment of interest for this purpose; or

    (b) failure to pay principal or premium, if any, on the Subordinated Debt Securities when due whether at maturity, upon earlier redemption or otherwise; or

    (c) failure to observe or perform any other covenant (other than those specifically relating to another series of subordinated debt securities) contained in the Indenture for 90 days after written notice to the Company from the Debt Trustee or the holders of at least 25% in principal amount of the outstanding Subordinated Debt Securities; or

    (d) certain events of bankruptcy, insolvency or reorganization of the Company; or

    (e) the voluntary or involuntary termination, dissolution or winding-up of the Trust, except in connection with the distribution of Subordinated Debt Securities to the holders of Capital Securities in liquidation of the Trust, the redemption of all outstanding Trust Securities of the Trust and certain mergers, consolidations or amalgamations permitted by the Declaration.

  The holders of a majority in aggregate outstanding principal amount of the Subordinated Debt Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debt Trustee. The Debt Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Subordinated Debt Securities may declare the principal due and payable immediately on default, but the holders of a majority in aggregate outstanding principal amount may annul such declaration and waive the default if the default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration and any applicable premium has been deposited with the Debt Trustee.

  The holders of a majority in aggregate outstanding principal amount of the Subordinated Debt Securities affected thereby may, on behalf of the holders of all the Subordinated Debt Securities, waive any past default, except (i) a default in the payment of principal, premium, if any, or interest, including Additional Interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration and any applicable premium has been deposited with the Debt Trustee), or (ii) a default in the covenant of the Company not to declare or pay dividends on, or make distributions with respect to, or redeem, purchase or acquire any of its capital stock during an Extension Period. An Indenture Event of Default also constitutes a Declaration Event of Default. The holders of Capital Securities in certain circumstances have the right to direct the Property Trustee to exercise its rights as the holder of the Subordinated Debt Securities. See "Description of the Capital Securities--Declaration Events of Default" and "--Voting Rights."

  In addition, if an Indenture Event of Default results from the failure of the Company to pay principal of or interest on the Subordinated Debt Securities when due, during the continuance of such an event of default a holder of Capital Securities may immediately institute a legal proceeding directly against the Company to obtain payment of such principal or interest on Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the Capital Securities owned of record by such holder.

BOOK-ENTRY AND SETTLEMENT

  If distributed to holders of Capital Securities in connection with the voluntary or involuntary termination, dissolution or winding-up of the Trust as a result of the occurrence of a Special Event, the Subordinated Debt Securities will be issued in the form of one or more global certificates (each, a "Global Security") registered in the name of the depositary or its nominee. Except under the limited circumstances described below, Subordinated Debt Securities represented by the Global Security will not be exchangeable for, and will not otherwise be issuable as, Subordinated Debt Securities in definitive form. The Global Securities described above may not be transferred except by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or to a successor depositary or its nominee.

  The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in such a Global Security.

  Except as provided below, owners of beneficial interests in such a Global Security will not be entitled to receive physical delivery of Subordinated Debt Securities in definitive form and will not be considered the Holders (as defined in the Indenture) thereof for any purpose under the Indenture, and no Global Security representing Subordinated Debt Securities shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the depositary or its nominee or to a successor depositary or its nominee. Accordingly, each beneficial owner must rely on the procedures of the depositary and, if such person is not a Participant, on the procedures of the Participant through which such person owns its interest, to exercise any rights of a Holder under the Indenture.

  If Subordinated Debt Securities are distributed to holders of Capital Securities in liquidation of such holders' interests in the Trust, DTC will act as securities depositary for the Subordinated Debt Securities. For a description of DTC and the specific terms of the depository arrangements, see "Description of the Capital Securities--Book-Entry Only Issuance--The Depository Trust Company." The description therein of DTC's book-entry system and DTC's practices as they relate to purchases, transfers, notices and payments with respect to the Capital Securities apply in all material respects to any debt obligations represented by one or more Global Securities held by DTC. The Company may appoint a successor to DTC or any successor depositary in the event DTC or such successor depositary is unable or unwilling to continue as depositary.

  None of the Company, the Trust, the Debt Trustee, any paying agent and any other agent of the Company or the Debt Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for such Subordinated Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  A Global Security shall be exchangeable for Subordinated Debt Securities registered in the names of persons other than the depositary or its nominee only if (i) the depositary notifies the Company that it is unwilling or unable to continue as a depositary for such Global Security and no successor depositary shall have been appointed, or if at any time the depositary ceases to be registered or in good standing under the Exchange Act (or other applicable statute or regulation) at a time when the depositary is required to be so registered to act as such depositary and no successor depositary shall have been appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, (ii) the Company in its sole discretion determines that such Global Security shall be so exchangeable or
(iii) there shall have occurred an Indenture Event of Default with respect to such Subordinated Debt Securities. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Subordinated Debt Securities registered in such names as the depositary shall direct. It is expected that such instructions will be based upon directions received by the depositary from its Participants with respect to ownership of beneficial interests in such Global Security.

  In the event the Subordinated Debt Securities are not represented by one or more Global Securities, certificates evidencing Subordinated Debt Securities may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed) or exchange, at the office of the Debt Registrar (as defined in the Indenture) or at the office of any transfer agent designated by the Company for such purpose with respect to the Subordinated Debt Securities, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. Such transfer or exchange will be effected upon the Debt Register (as defined in the Indenture) or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Company has appointed the Debt Trustee as Debt Registrar with respect to the Subordinated Debt Securities. The Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that the Company will be required to maintain a transfer agent at the place of payment. The Company may at any time designate additional transfer agents with respect to the Subordinated Debt Securities.

  In the event of any redemption in part, the Company shall not be required to
(i) issue, exchange or register the transfer of Subordinated Debt Securities during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of less than all of the Subordinated Debt Securities and ending at the close of business on the date of such mailing or (ii) register the transfer of or exchange any Subordinated Debt Securities so selected for redemption, in whole or in part, except the unredeemed portion of any Subordinated Debt Securities being redeemed in part.

PAYMENT AND PAYING AGENTS

  Payment of principal of and premium, if any, on the Subordinated Debt Securities will be made only against surrender to the Paying Agent (as defined in the Indenture) of the Subordinated Debt Securities. Principal of and premium, if any, and interest on Subordinated Debt Securities will be payable, subject to any applicable laws and regulations, at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that at the option of the Company payment of any interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Debt Register with respect to the Subordinated Debt Securities. Payment of interest on the Subordinated Debt Securities on any Interest Payment Date will be made to the person in whose name the Subordinated Debt Security (or predecessor security) is registered at the close of business on the Regular Record Date for such interest payment.

  The Company will initially act as Paying Agent with respect to the Subordinated Debt Securities except that, if the Subordinated Debt Securities are distributed to the holders of the Capital Securities in liquidation of such holders' interests in the Trust, the Debt Trustee will act as the Paying Agent. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agents or approve a change in the office through which any Paying Agent acts, except that the Company will be required to maintain a Paying Agent at the place of payment.

  All moneys paid by the Company to a Paying Agent for the payment of the principal of, premium, if any, or interest, if any, on the Subordinated Debt Securities which remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to the Company, and the holder of such Subordinated Debt Securities will thereafter look only to the Company for payment thereof.

MODIFICATION OF THE INDENTURE

  The Indenture contains provisions permitting the Company and the Debt Trustee, with the consent of the holders of not less than a majority in principal amount of the Subordinated Debt Securities, to modify the Indenture or any supplemental indenture affecting that series or the rights of the holders of the Subordinated Debt Securities; provided that no such modification may, without the consent of the holder of each outstanding Subordinated Debt Security affected thereby, (i) extend the fixed maturity of the Subordinated Debt Securities, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the holder of the Subordinated

Debt Securities so affected or (ii) reduce the percentage of Subordinated Debt Securities the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Subordinated Debt Security then outstanding and affected thereby.

  In addition, the Company and the Debt Trustee may execute, without the consent of holders of the Subordinated Debt Securities, any supplemental indenture for certain other usual purposes including the creation of any new series of subordinated debt securities.

SUCCESSOR CORPORATION

  The Company may not consolidate with or merge into, or transfer its properties and assets substantially as an entirety to, another corporation unless (i) the successor corporation, which shall be a corporation organized under the laws of the United States or a State thereof, assumes by supplemental indenture all the obligations of the Company under the Subordinated Debt Securities and the Indenture, and (ii) after giving effect to such transaction, no Indenture Event of Default shall have occurred and be continuing. The Indenture does not otherwise contain any covenant which restricts the ability of the Company to merge or consolidate with or into any other corporation, sell or convey all or substantially all of its assets to any person, firm or corporation or otherwise engage in restructuring transactions.

DEFEASANCE AND DISCHARGE

  Under the terms of the Indenture, the Company will be discharged from any and all obligations in respect of the Subordinated Debt Securities (except in each case for certain obligations with respect to denominations and provisions for payment of the Subordinated Debt Securities and obligations to register the transfer or exchange of Subordinated Debt Securities, replace stolen, lost or mutilated Subordinated Debt Securities, maintain paying agencies and hold moneys for payment in trust) if the Company (i) deposits with the Debt Trustee, in trust, moneys or governmental obligations in an amount sufficient to pay all the principal of, and interest on, the Subordinated Debt Securities on the dates such payments are due in accordance with the terms of such Subordinated Debt Securities and (ii) delivers to the Debt Trustee an opinion of counsel to the effect that, based upon the Company's receipt from, or the publication by, the Internal Revenue Service of a ruling or a change in law, the holders of the Subordinated Debt Securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance or discharge had not occurred.

GOVERNING LAW

  The Indenture and the Subordinated Debt Securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

INFORMATION CONCERNING THE DEBT TRUSTEE

  The Debt Trustee, prior to default, undertakes to perform only such duties as are specifically set forth in the Indenture and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Debt Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Subordinated Debt Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby; but the foregoing shall not relieve the Debt Trustee, upon the occurrence of an Indenture Event of Default, from exercising the rights and powers vested in it by the Indenture. The Debt Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debt Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it. The Debt Trustee also serves as Property Trustee under the Declaration and as the Capital Guarantee Trustee under the Capital Securities Guarantee.

MISCELLANEOUS

  The Company will have the right at all times to assign any of its rights or obligations under the Indenture to a direct or indirect wholly owned subsidiary of the Company; provided, that in the event of any such assignment, the Company will remain liable for all of the obligations of such subsidiary. Subject to the foregoing, the Indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns. The Indenture provides that it may not otherwise be assigned by the parties thereto.

  The Indenture will provide that the Company will pay all costs, expenses, debts and obligations of the Trust other than with respect to the Trust Securities.

 EFFECT OF OBLIGATIONS UNDER THE SUBORDINATED DEBT SECURITIES AND THE CAPITAL
                             SECURITIES GUARANTEE

  As set forth in the Declaration, the exclusive purposes of the Trust are to
(i) issue the Trust Securities, (ii) invest the proceeds thereof in the Subordinated Debt Securities and (iii) engage in only those other activities necessary or incidental thereto.

  As long as payments of interest and other payments are made when due on the Subordinated Debt Securities, such payments will be sufficient to cover distributions and payments due on the Trust Securities primarily because (i) the aggregate principal amount of the Subordinated Debt Securities will be equal to the sum of the aggregate liquidation amount of the Trust Securities;
(ii) the interest rate and interest and other payment dates on the Subordinated Debt Securities will match the distribution rate and distribution and other payment dates for the Capital Securities; (iii) the Company shall pay for all costs, expenses, debts and obligations of the Trust (other than with respect to the Trust Securities); and (iv) the Declaration provides that the Company Trustees shall not cause or permit the Trust to, among other things, engage in any activity that is not consistent with the purposes of the Trust.

  Payments of distributions (to the extent funds therefor are available) and other payments due on the Capital Securities (to the extent funds therefor are available) are guaranteed by the Company as described under "Description of the Capital Securities Guarantee." If the Company does not make interest payments on the Subordinated Debt Securities purchased by the Trust, it is expected that the Trust will not have sufficient funds to pay distributions on the Capital Securities. The Capital Securities Guarantee does not apply to any payment of distributions unless and until the Trust has sufficient funds for the payment of such distributions.

  If the Company fails to make interest or other payments on the Subordinated Debt Securities when due (taking into account any Extension Period), the Declaration provides a mechanism whereby the holders of the Capital Securities, using the procedures described in "Description of the Capital Securities--Voting Rights," may direct the Property Trustee to enforce its rights under the Subordinated Debt Securities, including proceeding directly against the Company to enforce the Subordinated Debt Securities. If the Property Trustee fails to enforce its rights under the Indenture or the Subordinated Debt Securities, a holder of Capital Securities may institute a legal proceeding directly against the Company to enforce the Property Trustee's rights under the Indenture and the Subordinated Debt Securities without first instituting any legal proceeding against the Property Trustee or any other person or entity, including the Trust. In addition, during the continuance of a Declaration Event of Default that results from the failure of the Company to pay principal of or interest on the Subordinated Debt Securities when due, a holder may proceed directly against the Company, without first waiting to determine if the Property Trustee has enforced its rights under the Declaration, to obtain payment of such principal or interest on Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the Capital Securities owned of record by such holder.

  If the Company fails to make payments under the Capital Securities Guarantee, the Capital Securities Guarantee provides a mechanism whereby the holders of the Capital Securities may direct the Capital Guarantee Trustee to enforce its rights thereunder. If the Capital Guarantee Trustee fails to enforce the Capital Securities

Guarantee, any holder of Capital Securities may institute a legal proceeding directly against the Company to enforce the Capital Guarantee Trustee's rights under the Capital Securities Guarantee, without first instituting a legal proceeding against the Trust, the Capital Guarantee Trustee or any other person or entity. In addition, any record holder of Capital Securities shall have the right, which is absolute and unconditional, to proceed directly against the Company to obtain Guarantee Payments, without first waiting to determine if the Capital Guarantee Trustee has enforced the Capital Security Guarantee or instituting a legal proceeding against the Trust, the Capital Guarantee Trustee or any other person or entity.

  The Company's obligations under the Capital Securities Guarantee, the Declaration, the Subordinated Debt Securities and the Indenture, in the aggregate, provide a full and unconditional guarantee by the Company of payments due on the Capital Securities.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following is a summary of certain of the principal United States federal income tax consequences of the purchase, ownership and disposition of the Capital Securities to a holder that is a citizen or resident of the United States, a corporation, partnership or other entity created or organized under the laws of the United States or any state thereof or the District of Columbia or an estate or trust the income of which is subject to United States federal income taxation regardless of source (a "Holder"). This summary does not address the United States federal income tax consequences to persons other than Holders.

  This summary is based on the United States federal income tax laws, regulations and rulings and decisions now in effect, all of which are subject to change, possibly on a retroactive basis. This summary does not address the tax consequences applicable to investors that may be subject to special tax rules such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors or persons that will hold the Capital Securities as a position in a "straddle," as part of a "synthetic security" or "hedge," as part of a "conversion transaction" or other integrated investment or as other than a capital asset. This summary also does not address the tax consequences to persons that have a functional currency other than the U.S. dollar or the tax consequences to shareholders, partners or beneficiaries of a Holder. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to a Holder.

CLASSIFICATION OF THE SUBORDINATED DEBT SECURITIES

  The Company intends to take the position that the Subordinated Debt Securities will be classified for United States federal income tax purposes as indebtedness of the Company under current law and, by acceptance of a Capital Security, each Holder covenants to treat the Subordinated Debt Securities as indebtedness and the Capital Securities as evidence of an indirect beneficial ownership interest in the Subordinated Debt Securities. No assurance can be given however, that such position will not be challenged by the Internal Revenue Service, or if challenged, that such a challenge will not be successful. The remainder of this discussion assumes that the Subordinated Debt Securities will be classified as indebtedness of the Company for United States federal income tax purposes.

CLASSIFICATION OF TCI COMMUNICATIONS FINANCING III

  Baker & Botts, L.L.P., counsel to the Company and special counsel to the Trust, is of the opinion that, under current law and assuming full compliance with the terms of the Indenture and the Declaration (and certain other documents), the Trust will be classified as a "grantor trust" for federal income tax purposes and will not be classified as an association taxable as a corporation or a partnership. Each Holder will be treated as owning an undivided beneficial interest in the Subordinated Debt Securities. Accordingly, each Holder will be required to include in its gross income the original issue discount ("OID") accrued with respect to its allocable share of

Subordinated Debt Securities. Investors should be aware that the opinion of Baker & Botts, L.L.P. does not address any other issue and is not binding on the Internal Revenue Service or the courts.

ORIGINAL ISSUE DISCOUNT, PREMIUM AND MARKET DISCOUNT

  Because of the option that the Company has, under the terms of the Subordinated Debt Securities, to defer payments of interest by extending interest payment periods for up to 20 consecutive quarters, the Subordinated Debt Securities will be treated as issued with OID in an amount equal to all of the stated interest payments on the Subordinated Debt Securities. Holders must include the OID attributable to the Subordinated Debt Securities in income on an economic accrual basis before the receipt of cash attributable to the interest, regardless of their method of tax accounting. The amount of OID that accrues in any month will approximately equal the amount of the interest that accrues in that month at the stated interest rate. In the event that the interest payment period is extended, Holders will continue to accrue OID approximately equal to the amount of the interest payment due at the end of the extended interest payment period on an economic accrual basis over the length of the extended interest period. Corporate Holders will not be entitled to a dividends-received deduction with respect to any income earned with respect to the Capital Securities.

  To the extent a Holder acquires its Capital Securities at a price that is greater or less than the adjusted issue price of such Holder's share of the Subordinated Debt Securities (which generally should approximate par plus accrued but unpaid interest), the Holder will be deemed to have acquired its interest in the Capital Securities with acquisition premium or with market discount, as the case may be. A Holder acquiring Capital Securities at a premium will be permitted to reduce the amount of OID required to be included in income to reflect the acquisition premium. A Holder acquiring Capital Securities at a market discount will also include the amount of such discount in income in accordance with the market discount rules described below.

  A Holder acquiring Capital Securities at a market discount generally will be required to recognize ordinary income to the extent of accrued market discount upon the retirement of the underlying Subordinated Debt Securities or, to the extent of any gain, upon the disposition of the Capital Securities. Such market discount would accrue ratably, or, at the election of the Holder, under a constant yield method over the remaining term of the Subordinated Debt Securities. A Holder will also be required to defer the deduction of a portion of the interest paid or accrued on indebtedness incurred to purchase or carry Capital Securities acquired with market discount. In lieu of the foregoing, a Holder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Holder in the taxable year of the election or thereafter, in which case the interest deferral rule will not apply. A Holder may elect, in lieu of applying the market discount or premium rules described above, to account for all income under the Capital Securities as if it were OID.

RECEIPT OF SUBORDINATED DEBT SECURITIES OR CASH UPON LIQUIDATION OF THE TRUST

  Under certain circumstances, as described under the caption "Description of the Capital Securities--Special Event Redemption or Distribution," Subordinated Debt Securities may be distributed to Holders in exchange for the Capital Securities and in liquidation of the Trust. Such a distribution would be treated as a non-taxable event to each Holder and each Holder would receive an aggregate tax basis in the Subordinated Debt Securities equal to such Holder's aggregate tax basis in the Capital Securities. A Holder's holding period in the Subordinated Debt Securities so received in liquidation of the Trust would include the period for which the Capital Securities were held by such Holder. If, however, the Trust is characterized for United States federal income tax purposes as an association taxable as a corporation at the time of its dissolution, the distribution of the Subordinated Debt Securities may constitute a taxable event to Holders of Capital Securities and a Holder's holding period in Subordinated Debt Securities would begin on the date such Subordinated Debt Securities were received.

  Under certain circumstances described herein (see "Description of the Capital Securities"), the Subordinated Debt Securities may be redeemed for cash and the proceeds of such redemption distributed to Holders in redemption of their Capital Securities. Under current law, such a redemption would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed Capital Securities, and a Holder could recognize gain or loss as if it sold such redeemed Capital Securities for cash. See "--Sale of Capital Securities."

SALE OF CAPITAL SECURITIES

  A Holder that sells Capital Securities will recognize gain or loss equal to the difference between its adjusted tax basis in the Capital Securities and the amount realized on the sale. A Holder's adjusted tax basis in the Capital Securities generally will be its initial purchase price increased by OID previously includible in such Holder's gross income to the date of disposition (and the accrual of market discount, if any) and decreased by payments received on the Capital Securities. Subject to the market discount rules described above, any such gain or loss generally will be capital gain or loss.

  The Capital Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Subordinated Debt Securities. A Holder disposing of its Capital Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest through the date of disposition in income as ordinary income (i.e., OID), and to add such amount to its adjusted tax basis in its Capital Securities. To the extent the selling price is less than the Holder's adjusted tax basis (which will include, in the form of OID, all accrued but unpaid interest), a Holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

FOREIGN INVESTORS

  Subject to the discussion of backup withholding below, interest (including
OID) with respect to the Capital Securities paid to a nonresident alien individual, foreign corporation, foreign partnership or foreign estate or trust will be exempt from U.S. withholding tax, provided that the Holder complies with applicable certification requirements (and does not actually or constructively own ten percent or more of the voting stock of the Company and is not a controlled foreign corporation related to the Company or its affiliates).

INFORMATION REPORTING TO HOLDERS

  Subject to the qualifications discussed below, income on the Capital Securities will be reported to Holders on Form 1099, which forms should be mailed to Holders of Capital Securities by January 31 following each calendar year.

  The Trust will be obligated to report annually to Cede & Co., as Holder of record of the Capital Securities, the OID with respect to the Capital Securities that accrued during that year. The Trust currently intends to report such information on Form 1099 prior to January 31 following each calendar year even though the Trust is not legally required to report to record Holders until April 15 following each calendar year. The Underwriters (as defined herein) have indicated to the Trust that, to the extent that they hold Capital Securities as nominees for beneficial holders, they currently expect to report to such beneficial holders on Forms 1099 by January 31 following each calendar year. Under current law, Holders of Capital Securities who hold as nominees for beneficial Holders will not have any obligation to report information regarding the beneficial holders to the Trust. The Trust, moreover, will not have any obligation to report to beneficial Holders who are not also record holders. Thus, beneficial holders of Capital Securities who hold their Capital Securities through the Underwriters or otherwise in "street name" will receive Forms 1099 reflecting the income on their Capital Securities from such nominee Holders rather than the Trust.

BACKUP WITHHOLDING

  Payments made on, and proceeds from the sale of, the Capital Securities may be subject to a "backup" withholding tax of 31% unless the Holder complies with certain identification requirements. Any withheld amounts will be allowed as a credit against the Holder's federal income tax, provided that required information is provided to the Internal Revenue Service.

PROPOSED TAX LAW CHANGES

  On February 6, 1997, President Clinton proposed certain tax law changes that would, among other things, prevent companies from deducting interest on debt instruments with a maximum term of more than 15 years which are not shown as indebtedness on the consolidated balance sheet of the issuer. If this proposed legislation is enacted, and if the effective date of such legislation is prior to the date the proceeds of the Trust Securities are invested in the Subordinated Debt Securities, the Company will not be able to deduct interest paid on the Subordinated Debt Securities. President Clinton has proposed that this tax law change be effective on the date of first Congressional committee action. As of the date of this Prospectus Supplement, there has been no such committee action. There can be no assurances, however, that if such proposed legislation is enacted, the effective date will not be earlier than the date contained in the Clinton Administration proposal, or that other legislation enacted after the date hereof will not otherwise adversely affect the ability of the Company to deduct the interest payable on the Subordinated Debt Securities. If legislation is enacted limiting, in whole or in part, the deductibility by the Company of interest on the Subordinated Debt Securities for United States federal income tax purposes, such enactment would be a Tax Event. Following the occurrence of a Tax Event, the Company may cause the Subordinated Debt Securities to be redeemed, in which event the Trust would redeem the Trust Securities. See "Description of the Capital Securities-- Special Event Redemption or Distribution." The February 6, 1997 proposed tax law changes would not alter the United States federal income tax consequences of the purchase, ownership and disposition of the Capital Securities.

  THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CAPITAL SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                                 UNDERWRITING

  Subject to the terms and conditions set forth in a purchase agreement (the "Purchase Agreement"), the Trust has agreed to sell to each of the underwriters named below (the "Underwriters"), and each of the Underwriters, for whom Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as representatives (the "Representatives"), has severally agreed to purchase, the number of Capital Securities set forth opposite its name below. In the Purchase Agreement, the several Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Capital Securities offered hereby if any of the Capital Securities are purchased. In the event of default by an Underwriter, the Purchase Agreement provides that, in certain circumstances, the purchase commitments of the nondefaulting Underwriters may be increased or the Purchase Agreement may be terminated.

                                                                  NUMBER OF
           UNDERWRITER                                        CAPITAL SECURITIES
           -----------                                        ------------------
   Lehman Brothers Inc. ....................................        47,000
   Merrill Lynch, Pierce, Fenner & Smith
               Incorporated.................................        47,000
   Bear, Stearns & Co. Inc. ................................        47,000
   Credit Suisse First Boston Corporation...................        47,000
   Morgan Stanley & Co. Incorporated........................        47,000
   Salomon Brothers Inc ....................................        47,000
   BA Securities Inc. ......................................         6,000
   BZW Securities, Inc. ....................................         6,000
   NationsBanc Capital Markets, Inc. .......................         6,000
                                                                   -------
        Total...............................................       300,000
                                                                   =======

  The Underwriters propose initially to offer the Capital Securities to the public at the initial public offering price set forth on the cover page of this Prospectus, and to certain dealers at such price less a concession not in excess of $6.00 per Capital Security. The Underwriters may allow, and such dealers may reallow, a discount not in excess of $3.00 per Capital Security to certain other dealers. After the initial public offering, the public offering price, concession and discount may be changed.

  In view of the fact that the proceeds of the sale of the Capital Securities will be used to purchase the Subordinated Debt Securities of the Company, the Purchase Agreement provides that the Company will pay as compensation ("Underwriters' Compensation") to the Underwriters for the Underwriters arranging the investment therein of such proceeds, an amount in same-day funds of $10 per Capital Security (or $3,000,000 in the aggregate).

  During a period of 30 days from the date of this Prospectus Supplement, neither the Trust nor the Company will, without the prior written consent of the Representatives, directly or indirectly, sell, offer to sell, contract to sell, grant any option for the sale of, or otherwise dispose of, any Capital Securities, any security convertible into, or exchangeable or exercisable for, Capital Securities or the Subordinated Debt Securities or any debt securities substantially similar to the Subordinated Debt Securities or any equity securities substantially similar to the Capital Securities (except for the Subordinated Debt Securities and the Capital Securities offered hereby and subject to certain exceptions specified in the Purchase Agreement).

  The Representatives have advised the Trust that the Underwriters intend to make a market in the Capital Securities but will have no obligation to make a market in the Capital Securities and may cease market making activities, if commenced, at any time.

  Prior to this offering there has been no public market for the Capital Securities.

  The Company and the Trust have agreed to indemnify the Underwriters against, or to contribute to payments that the Underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Act").

  Certain of the Underwriters engage in transactions with, and from time to time have performed services for, the Company in the ordinary course of business.

  Because the National Association of Securities Dealers, Inc. ("NASD") is expected to view the Capital Securities offered hereby as interests in a direct participation program, the offering is being made in compliance with Rule 2810 of the NASD's Conduct Rules. Offers and sales of Capital Securities will be made only to (i) "qualified institutional buyers," as defined in Rule 144A under the Act or (ii) institutional "accredited investors," as defined in Rule 501(a)(1), (2) or (3) of Regulation D under the Act, for whom an investment in the Capital Securities is appropriate. The Underwriters may not confirm sales to any accounts over which they exercise discretionary authority without the prior written approval of the transaction by the customer.

  Until the distribution of the Capital Securities is completed, rules of the Securities and Exchange Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Capital Securities. As an exception to these rules, the Representatives are permitted to engage in certain transactions that stabilize the price of the Capital Securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Capital Securities.

  If the Underwriters create a short position in the Capital Securities in connection with this offering, i.e. if they sell more Capital Securities than are contemplated on the cover page of this Prospectus Supplement, the Representatives may reduce that short position by purchasing Capital Securities in the open market.

  The Representatives may also impose a penalty bid on certain Underwriters and selling group members. This means that if the Representatives purchase Capital Securities in the open market to reduce the Underwriters' short position or to stabilize the price of the Capital Securities they may reclaim the amount of the selling concession from the Underwriters and selling group members who sold those securities as part of the offering.

  In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

  Neither the Company nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the Capital Securities. In addition, neither the Company nor any of the Underwriters makes any representation that the Representatives will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

                                 LEGAL MATTERS

  Certain matters of Delaware law relating to the validity of the Capital Securities will be passed upon on behalf of the Trust by Richards, Layton & Finger, special Delaware counsel to the Trust. The validity of the Subordinated Debt Securities, the Capital Securities Guarantee and certain matters relating thereto will be passed upon on behalf of the Company by Baker & Botts, L.L.P., New York, New York. Certain United States federal income taxation matters will be passed upon for the Company and the Trust by Baker & Botts, L.L.P. Jerome H. Kern, special counsel to Baker & Botts, L.L.P., is a director of TCI, which owns all of the Common Stock of the Company. Certain attorneys with Baker & Botts, L.L.P. hold options to purchase shares of TCI's Tele-Communications, Inc. Series A TCI Group Common Stock and hold restricted shares and options to purchase shares of Tele-Communications, Inc. Series A Liberty Media Group Common Stock. Certain legal matters will be passed upon on behalf of the Underwriters by Brown & Wood LLP, New York, New York.

                                  DEFINITIONS

   TERM                          PAGE
   ----                          ----
Act............................. S-46
Additional Interest............. S-35
Adjusted Treasury Rate.......... S-21
Beneficial Owner................ S-27
Business Day.................... S-19
Capital Guarantee Trustee....... S-12
Capital Securities..............  S-1
Capital Securities Guarantee....  S-2
Change in 1940 Act Law.......... S-21
Common Securities...............  S-1
Common Securities Guarantee..... S-30
Company.........................  S-1
Company Trustees................ S-11
Comparable Treasury Issue....... S-21
Comparable Treasury Price....... S-21
Creditor........................ S-26
DTC............................. S-27
Debt Trustee.................... S-32
Declaration..................... S-11
Declaration Event of Default.... S-23
Delaware Trustee................ S-12
Direct Participants............. S-27
distributions...................  S-2
Event of Default................ S-36
Exchange Act.................... S-27
Extension Period................  S-2
Form 8-K........................ S-11
Global Security................. S-37
Guarantee Payments.............. S-30
Holder.......................... S-41
Indenture....................... S-32
Indenture Event of Default...... S-23
Indirect Participants........... S-27
Interest Payment Date........... S-34
Investment Company Event........ S-21

   TERM                          PAGE
   ----                          ----
Liquidation Distribution........ S-23
Mandatory Redemption Price......  S-3
1940 Act........................ S-21
OID............................. S-41
Optional Redemption Price.......  S-3
Participants.................... S-27
Primary Treasury Dealer......... S-21
Prior Subordinated Notes........  S-6
Prior Trust Preferred
 Securities.....................  S-2
Property Account................ S-12
Property Trustee................ S-11
Purchase Agreement.............. S-45
Quotation Agent................. S-21
Redemption Price................  S-3
Reference Treasury Dealer....... S-21
Reference Treasury Dealer
 Quotations..................... S-21
Regular Trustees................ S-11
Remaining Life.................. S-21
Representatives................. S-45
Senior Indebtedness............. S-33
Special Event................... S-19
Sponsor......................... S-11
Successor Securities............ S-26
Subordinated Debt Securities....  S-2
Super-Majority.................. S-24
TCI.............................  S-3
Tax Event....................... S-22
Tax Event Redemption Price......  S-3
Trust...........................  S-1
Trust Act....................... S-12
Trust Indenture Act............. S-11
Trust Securities................  S-1
Underwriters.................... S-45
Underwriters' Compensation...... S-45

PROSPECTUS

                                 $500,000,000

                           TCI COMMUNICATIONS, INC.

                         SUBORDINATED DEBT SECURITIES

                               ---------------
                       TCI COMMUNICATIONS FINANCING III
                        TCI COMMUNICATIONS FINANCING IV
                        TCI COMMUNICATIONS FINANCING V
                        TCI COMMUNICATIONS FINANCING VI

                             PREFERRED SECURITIES

                                 GUARANTEED BY
                           TCI COMMUNICATIONS, INC.

                               ---------------
  TCI Communications, Inc., a Delaware corporation (the "Company"), may from time to time offer its subordinated debt securities (the "Subordinated Debt Securities") in one or more series and in amounts, at prices and on terms to be determined at the time of the offering. The Subordinated Debt Securities when issued will be unsecured obligations of the Company. The Company's obligations under the Subordinated Debt Securities will be subordinate and junior in right of payment to certain other indebtedness of the Company, as may be described in an accompanying Prospectus Supplement (the "Prospectus Supplement").

  TCI Communications Financing III, TCI Communications Financing IV, TCI Communications Financing V and TCI Communications Financing VI (each, a "TCIC Trust"), each a statutory business trust formed under the laws of Delaware, may from time to time offer preferred securities evidencing preferred undivided beneficial interests in the assets of the respective TCIC Trust ("Preferred Securities"). The payment of periodic cash distributions ("distributions") with respect to Preferred Securities of each of the TCIC Trusts, out of moneys held by each of the TCIC Trusts, and payments on liquidation, redemption or otherwise with respect to such Preferred Securities will be guaranteed by the Company as described herein (each, a "Preferred Securities Guarantee"). The Company's obligations under the Preferred Securities Guarantees will be subordinate and junior in right of payment to all other liabilities of the Company and pari passu (equally and ratably) with the most senior preferred stock issued by the Company and with any guarantee that may be entered into by the Company in respect of any preferred stock of any subsidiary or affiliate of the Company. Subordinated Debt Securities may be issued and sold from time to time in one or more series by the Company to a TCIC Trust in connection with the investment of the proceeds from the offering of Preferred Securities and Common Securities (as defined herein) of such TCIC Trust. The Subordinated Debt Securities subsequently may be distributed pro rata to holders of Preferred Securities and Common Securities in connection with the termination of such TCIC Trust upon the occurrence of certain events as may be described in the Prospectus Supplement.

  Specific terms of the particular Subordinated Debt Securities of any series, the Preferred Securities of any TCIC Trust and the related Preferred Securities Guarantee in respect of which this Prospectus is being delivered (the "Offered Securities") will be set forth in an accompanying Prospectus Supplement with respect to such series of Subordinated Debt Securities or such Preferred Securities, which will describe, without limitation and where applicable, the following: (i) in the case of Subordinated Debt Securities, the specific designation, aggregate principal amount, denomination, maturity, premium, if any, interest rate (or the method of determining such rate), dates on which premium, if any, and interest, if any, will be payable, any redemption provisions, any sinking fund provisions, the initial public offering price, the subordination terms, any listing on a securities exchange and any other terms and (ii) in the case of Preferred Securities, the specific designation, number of Preferred Securities, distribution rate (or the method of determining such rate), dates on which distributions will be payable, liquidation amount, voting rights, any redemption provisions, terms for any conversion into or exchange for other securities, the initial public offering price, any listing on a securities exchange and any other rights, preferences, privileges, limitations and restrictions.

  The Offered Securities may be offered in amounts, at prices and on terms to be determined at the time of offering; provided, however, that the aggregate initial public offering price of all Offered Securities shall not exceed $500,000,000. The Prospectus Supplement relating to any series of Offered Securities will contain information concerning certain United States federal income tax considerations applicable to such Offered Securities.

                               ---------------
THESE  SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE  SECURITIES AND
 EXCHANGE  COMMISSION  OR  ANY  STATE   SECURITIES  COMMISSION  NOR  HAS  THE
  SECURITIES  AND EXCHANGE  COMMISSION  OR ANY  STATE SECURITIES  COMMISSION
   PASSED  UPON   THE  ACCURACY  OR   ADEQUACY  OF  THIS   PROSPECTUS.  ANY
    REPRESENTATION TO THE CONTRARY IS  A CRIMINAL OFFENSE. THIS PROSPECTUS
     MAY NOT BE USED TO CONSUMMATE SALES OF SECURITIES UNLESS ACCOMPANIED
      BY A PROSPECTUS SUPPLEMENT.

                The date of this Prospectus is January 21, 1997

  The Offered Securities will be sold directly or through agents, underwriters or dealers as designated from time to time, or through a combination of such methods. If agents or any underwriters or dealers are involved in the sale of the Offered Securities in respect of which this Prospectus is being delivered, the names of such agents, underwriters or dealers and any applicable commissions or discounts will be set forth in or may be calculated from the Prospectus Supplement related to such Offered Securities.

  NO DEALER, SALESPERSON OR ANY OTHER INDIVIDUAL HAS BEEN AUTHORIZED BY THE COMPANY OR ANY OF THE TCIC TRUSTS TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR ANY OF THE TCIC TRUSTS SINCE THE DATE HEREOF.

                             AVAILABLE INFORMATION

  The TCIC Trusts and the Company have filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), a combined registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") relating to the Subordinated Debt Securities, the Preferred Securities and the Preferred Securities Guarantees. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement. Statements or extracts presented in this Prospectus from financial statements, contracts, agreements or other documents included as exhibits to the Registration Statement are not necessarily complete. With respect to each such financial statement, contract, agreement or other document filed as an exhibit to the Registration Statement, reference is hereby made to such exhibit for a more complete description of the matter involved.

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements, information statements and other information with the Commission. Such reports, proxy statements, information statements and other information concerning the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Room of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. The Commission maintains a site on the World Wide Web that contains reports, proxy and information statements and other information regarding registrants (including the Company) that file electronically with the Commission. The address of the Commission's Web site is http://www.sec.gov. Reports, proxy statements, information statements and other information concerning the Company can also be inspected at The Nasdaq Stock Market at 1735 K Street, N.W., Washington, D.C. 20006.

  No separate financial statements of the TCIC Trusts have been included herein. The Company does not believe that such financial statements would be material to holders of the Preferred Securities because the TCIC Trusts are newly-formed special purpose entities, have no operating history, have no independent operations and are not engaged in, and do not propose to engage in, any activity other than the issuance of the Trust Securities (as defined herein) and holding as trust assets the Subordinated Debt Securities of the Company. The TCIC Trusts are not currently subject to the informational reporting requirements of the Exchange Act. TCI

Communications Financing III and TCI Communications Financing IV have each obtained written assurance from the Commission in a letter, dated May 14, 1996, that the Commission will not raise any objection if such trusts do not comply with the informational reporting requirements of the Exchange Act. The remaining TCIC Trusts will become subject to the informational reporting requirements of the Exchange Act upon the effectiveness of the Registration Statement of which this Prospectus forms a part, and will seek and expect to receive exemptions therefrom.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

  The Company hereby incorporates in this Prospectus by reference the following documents filed by the Company with the Commission (Commission File No. 0-5550): (i) its Annual Report on Form 10-K for the year ended December 31, 1995; (ii) its Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, (as amended by Form 10-Q/A (Amendment No. 1)), June 30, 1996 and September 30, 1996; (iii) its Current Reports on Form 8-K dated February 9, 1996, February 14, 1996, May 22, 1996, June 7, 1996, June 19, 1996, July 2,
1996, August 5, 1996, September 3, 1996, September 11, 1996 and December 17, 1996; and (iv) the financial statements and notes thereto of Cablevision, (a combination of certain cable television assets of Cablevision S.A., Televisora Belgrano S.A., Construred S.A. and Univent's S.A.) as of December 31, 1994 and 1993, and for each of the years in the three-year period ended December 31, 1994, which appear in the Current Report on Form 8-K of the Company, dated April 20, 1995 (as amended by Form 8-K/A (Amendment No. 1)).

  All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated herein by reference and to be a part hereof from the respective dates of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Company will provide without charge to each person, including any beneficial owner, to whom a Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated by reference herein, other than certain exhibits to such documents (unless such exhibits are specifically incorporated by reference into the documents that this Prospectus incorporates). Such requests should be addressed to Stephen M. Brett, Esq., Senior Vice President, TCI Communications, Inc., Terrace Tower II, 5619 DTC Parkway, Englewood, Colorado 80111-3000; telephone
(303) 267-5500.

                                  THE COMPANY

  The Company is principally engaged in the construction, acquisition, development, ownership and operation of cable television systems. The Company is the largest provider of cable television services in the United States, based on the number of basic subscribers served by the Company and its subsidiaries and affiliates at September 30, 1996.

  The Company is a subsidiary of Tele-Communications, Inc. ("TCI") which, in addition to the operations of the Company, is engaged in the provision of programming services to various distribution media, principally cable television systems. In addition, TCI has interests in cable and telecommunications operations and television programming in certain international markets and has investments in companies and joint ventures involved in developing and providing programming for new television and telecommunications technologies. TCI will have no obligation or liability, contingent or otherwise, under the Subordinated Debt Securities, the Preferred Securities Guarantees or the Preferred Securities.

  The Company is a Delaware corporation incorporated in 1968. Its executive offices are located at Terrace Tower II, 5619 DTC Parkway, Englewood, Colorado 80111-3000; telephone (303) 267-5500.

                    THE TCI COMMUNICATIONS FINANCING TRUSTS

  Each of TCI Communications Financing III, TCI Communications Financing IV, TCI Communications Financing V and TCI Communications Financing VI is a statutory business trust formed under Delaware law pursuant to (i) a separate declaration of trust, executed by the Company, as sponsor for such trust (the "Sponsor"), and the TCIC Trustees (as defined herein) as of that date of such trust and (ii) the filing of a separate certificate of trust with the Delaware Secretary of State. The declaration of trust of each TCIC Trust will be amended and restated in its entirety (as so amended and restated, the "Declaration") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each TCIC Trust exists for the exclusive purposes of (i) issuing and selling the Preferred Securities and Common Securities representing undivided beneficial interests in the assets of such Trust (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities"), (ii) investing the gross proceeds of the Trust Securities in a series of Subordinated Debt Securities and (iii) engaging in only those other activities necessary or incidental thereto. All of the Common Securities will be directly or indirectly owned by the Company. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities except that upon an event of default under the Declaration, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. The Company will, directly or indirectly, acquire Common Securities in an aggregate liquidation amount equal to 3% of the total capital of each TCIC Trust. Each TCIC Trust has a term of approximately 55 years, but may earlier terminate as provided in the applicable Declaration. Each TCIC Trust's business and affairs will be conducted by the trustees (the "TCIC Trustees") appointed by the Company, as the direct or indirect holder of all the Common Securities. The holder of the Common Securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the TCIC Trustees of a TCIC Trust. The duties and obligations of such TCIC Trustees shall be governed by the Declaration of such TCIC Trust, the Trust Indenture Act and the Trust Act. A majority of the TCIC Trustees (the "Regular Trustees") of each TCIC Trust will be persons who are employees or officers of or affiliated with the Company. One TCIC Trustee of each TCIC Trust will be a financial institution which will be unaffiliated with the Company and which shall act as property trustee and as indenture trustee for purposes of the Trust Indenture Act of 1939 (the "Trust Indenture Act"), pursuant to the terms set forth in a Prospectus Supplement (the "Property Trustee"). In addition, unless the Property Trustee maintains a principal place of business in the State of Delaware, and otherwise meets the requirements of applicable law, another TCIC Trustee of each TCIC Trust will have its principal place of business or reside in the State of Delaware (the "Delaware Trustee"). The Company will pay all fees, expenses, debts and obligations (other than the Trust Securities) related to the TCIC Trusts and the offering of Trust Securities. The office of the Delaware Trustee for each TCIC Trust in the State of Delaware is 400 White Clay Center, Route 273, Newark, Delaware 19711. The principal place of business of each TCIC Trust shall be c/o TCI Communications, Inc., 5619 DTC Parkway, Englewood, Colorado 80111 (telephone number (303) 267-5500).

                             ACCOUNTING TREATMENT

  The financial statements of each TCIC Trust that has issued Trust Securities will be consolidated with the Company's financial statements, with the Preferred Securities of each TCIC Trust shown on the Company's consolidated financial statements as Company-obligated mandatorily redeemable preferred securities of subsidiary trusts holding solely subordinated debt securities of the Company. The Company's financial statements will include a footnote that discloses, among other things, that the sole asset of each TCIC Trust included therein consists of Subordinated Debt Securities of the Company, and will specify the designation, principal amount, interest rate and maturity date of such Subordinated Debt Securities.

   RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

  The following table sets forth the ratio of earnings to combined fixed charges and preferred stock dividends from continuing operations of the Company for the periods indicated.

                                                              NINE MONTHS ENDED
                                    YEAR ENDED DECEMBER 31,     SEPTEMBER 30,
                                  --------------------------- ------------------
                                  1995 1994  1993  1992  1991   1996      1995
                                  ---- ----- ----- ----- ---- --------  --------
   Ratio of earnings to combined
    fixed charges and preferred
    stock dividends (1).........  --   1.21x 1.22x 1.00x --        --        --

--------
(1) The ratio of earnings to combined fixed charges and preferred stock dividends of the Company was 1.21, 1.22, and 1.00 for the years ended December 31, 1994, 1993 and 1992, respectively. The ratio of earnings to combined fixed charges and preferred stock dividends of the Company was less than 1.00 for the years ended December 31, 1995 and 1991, and for the nine months ended September 30, 1996 and 1995; thus, earnings available for combined fixed charges and preferred stock dividends were inadequate to cover combined fixed charges and preferred stock dividends for such periods. The amounts of the coverage deficiencies were $170 million and $177 million for the years ended December 31, 1995 and 1991, respectively, and $388 million and $63 million for the nine months ended September 30, 1996 and 1995, respectively. For the ratio calculations, earnings available for combined fixed charges and preferred stock dividends consists of earnings (losses) before income taxes plus fixed charges (minus capitalized interest), distributions from and losses of less than 50%-owned affiliates with debt not guaranteed by the Company (net of earnings not distributed of less than 50%-owned affiliates), minority interests in earnings (losses) of consolidated subsidiaries, the elimination of preferred stock dividend requirements of consolidated subsidiaries to 50%-owned affiliates, and preferred stock dividend requirements of 50%-owned affiliates, other than amounts to the Company. Combined fixed charges and preferred stock dividends consist of (i) interest (including capitalized interest) on debt, including interest of less than 50%-owned affiliates with debt guaranteed by the Company, (ii) the elimination of interest of consolidated subsidiaries to 50%-owned affiliates, (iii) the Company's proportionate share of interest of 50%- owned affiliates, (iv) that portion of rental expense the Company believes to be representative of interest (one-third of rental expense), (v) amortization of debt expense, (vi) that portion of minority interests in earnings (losses) of consolidated subsidiaries that represent the amount of pretax earnings that would be required to cover preferred stock dividend requirements of consolidated subsidiaries, (vii) that portion of the Company's earnings (losses) that represent the amount of pretax earnings that would be required to cover preferred stock dividend requirements of the Company, (viii) the elimination of preferred stock dividend requirements of consolidated subsidiaries to 50%-owned affiliates, and (ix) the preferred stock dividend requirements of 50%- owned affiliates, other than amounts to the Company. The Company has guaranteed the debt of certain less than 50%-owned affiliates and certain other entities in which it has an interest. Fixed charges of $5 million, $5 million, $14 million, $3 million and $1 million relating to such guarantees for the years ended December 31, 1995, 1994, 1993, 1992 and 1991, respectively, and fixed charges of $3 million and $3 million relating to such guarantees for the nine months ended September 30, 1996 and 1995, respectively, have not been included in fixed charges.

                                USE OF PROCEEDS

  Each TCIC Trust will invest all proceeds received from the sale of its Trust Securities in Subordinated Debt Securities.

  The Company will use the net proceeds from the sale of the Subordinated Debt Securities for general corporate purposes, including to redeem, repurchase or otherwise repay outstanding indebtedness, or for such other purposes as may be specified in an accompanying Prospectus Supplement.

                    DESCRIPTION OF THE PREFERRED SECURITIES

  Each TCIC Trust may issue only one series of Preferred Securities having terms described in the Prospectus Supplement relating thereto. The Declaration of each TCIC Trust authorizes the Regular Trustees of such TCIC Trust to issue on behalf of such TCIC Trust one series of Preferred Securities. Each Declaration will be qualified as an indenture under the Trust Indenture Act. The Preferred Securities will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth in each Declaration or made part of each Declaration by the Trust Indenture Act and the Trust Act. Reference is made to the Prospectus Supplement relating to the Preferred Securities of a TCIC Trust for specific terms, including (i) the distinctive designation of such Preferred Securities; (ii) the number of Preferred Securities issued by such TCIC Trust; (iii) the annual distribution rate (or method of determining such rate) for Preferred Securities issued by such TCIC Trust and the date or dates upon which such distributions shall be payable; provided, however, that distributions on such Preferred Securities shall be payable on a quarterly basis to holders of such Preferred Securities as of a record date in each quarter during which such Preferred Securities are outstanding; (iv) whether distributions on Preferred Securities issued by such TCIC Trust shall be cumulative, and, in the case of Preferred Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on Preferred Securities issued by such TCIC Trust shall be cumulative; (v) the amount or amounts which shall be paid out of the assets of such TCIC Trust to purchase or redeem Preferred Securities issued by such TCIC Trust and the price or prices at which, the period or periods within which, and the terms and conditions upon which, Preferred Securities issued by such TCIC Trust shall be purchased or redeemed, in whole or in part, pursuant to such obligation; (vi) the voting rights, if any, of Preferred Securities issued by such TCIC Trust in addition to those required by law, including any requirement for the approval by the holders of Preferred Securities, or of Preferred Securities issued by one or more TCIC Trusts, or of both, as a condition to specified action or amendments to the Declaration of such TCIC Trust; and (vii) any other relevant rights, preferences, privileges, limitations or restrictions of Preferred Securities issued by such TCIC Trust not inconsistent with the Declaration of such TCIC Trust or with applicable law. All Preferred Securities offered hereby will be guaranteed by the Company as described under "Description of the Preferred Securities Guarantees" below. Any applicable United States federal income tax considerations applicable to any offering of Preferred Securities will be described in the Prospectus Supplement relating thereto.

  In connection with the issuance of Preferred Securities, each TCIC Trust will issue one series of Common Securities. The Declaration of each TCIC Trust authorizes the Regular Trustees of such trust to issue on behalf of such TCIC Trust one series of Common Securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be set forth therein. The terms of the Common Securities issued by a TCIC Trust will be substantially identical to the terms of the Preferred Securities issued by such Trust and the Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities except that, upon an event of default under the Declaration, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. All of the Common Securities of a TCIC Trust will be directly or indirectly owned by the Company.

PROPOSED TAX LAW CHANGES

  Each TCIC Trust may invest the proceeds from the issuance of its Preferred Securities and Common Securities in a series of Subordinated Debt Securities. On December 7, 1995, the U.S. Treasury Department proposed a series of tax law changes that would, among other things, prevent companies from deducting interest on debt instruments with a maturity of more than 40 years and on instruments with a maximum term of more than 20 years which are not shown as indebtedness on the consolidated balance sheet of the issuer. If the Company were to issue to a TCIC Trust a series of Subordinated Debt Securities that had a maximum term of more than 20 years and which the Company did not show as indebtedness on its consolidated balance sheet (see "Accounting Treatment"), or if such Subordinated Debt Securities were issued with a maturity of more than 40 years (or were otherwise within the scope of these proposals), then the Treasury Department's proposals, if enacted, would prevent the Company from deducting interest paid on such Subordinated Debt Securities. The Company cannot predict whether the proposed tax law changes will become law. However, the Chairmen of the House Ways and Means and Senate Finance Committees issued a joint statement on March 29, 1996 stating that the effective date of these proposals, if enacted, would be no earlier than the date of appropriate Congressional action. In addition, subsequent to the publication of such joint statement, Senator Daniel Patrick Moynihan and Representatives Sam M. Gibbons and Charles B. Rangel wrote letters to Treasury Department officials concurring with the view expressed in such joint statement. The Company will describe the effect of any proposed or enacted tax law changes arising after the date of this Prospectus in the Prospectus Supplement relating to any securities offered thereby. The December 7, 1995 proposed tax law changes would not alter the United States federal income tax consequences of the purchase, ownership and disposition of Preferred Securities or Subordinated Debt Securities.

              DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEES

  Set forth below is a summary of information concerning the Preferred Securities Guarantees which will be executed and delivered by the Company for the benefit of the holders from time to time of Preferred Securities. Each Preferred Securities Guarantee will be qualified as an indenture under the Trust Indenture Act. The Bank of New York will act as indenture trustee under each Preferred Securities Guarantee (the "Preferred Guarantee Trustee"). The terms of each Preferred Securities Guarantee will be those set forth in such Preferred Securities Guarantee and those made part of such Preferred Securities Guarantee by the Trust Indenture Act. The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of Preferred Securities Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act. Each Preferred Securities Guarantee will be held by the Preferred Guarantee Trustee for the benefit of the holders of the Preferred Securities of the applicable TCIC Trust.

GENERAL

  Pursuant to each Preferred Securities Guarantee, the Company will irrevocably and unconditionally agree to pay in full, to the holders of the Preferred Securities issued by a TCIC Trust, the Guarantee Payments (as defined herein) (except to the extent paid by such TCIC Trust), as and when due, regardless of any defense, right to set-off or counterclaim which such TCIC Trust may have or assert. The following payments with respect to Preferred Securities issued by a TCIC Trust, to the extent not paid by such TCIC Trust (the "Guarantee Payments"), will be subject to the Preferred Securities Guarantee thereon (without duplication): (i) any accrued and unpaid distributions which are required to be paid on such Preferred Securities, to the extent such TCIC Trust shall have funds available therefor, (ii) the redemption price, including all accrued and unpaid distributions to the redemption date (the "Redemption Price"), to the extent such TCIC Trust has funds available therefor, with respect to any Preferred Securities called for redemption by such TCIC Trust and (iii) upon a voluntary or involuntary termination, dissolution or winding-up of such TCIC Trust (other than in connection with the distribution of Subordinated Debt Securities to the holders of Preferred Securities in exchange for their Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on such Preferred Securities to the date of payment and
(b) the amount of assets of such TCIC Trust remaining available for distribution to holders of such Preferred Securities in liquidation of such TCIC Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Preferred Securities or by causing the applicable TCIC Trust to pay such amounts to such holders.

  Each Preferred Securities Guarantee will be a full and unconditional guarantee with respect to the Preferred Securities issued by the applicable TCIC Trust from the time of issuance of such Preferred Securities, but will not apply to any payment of distributions when the TCIC Trust does not have sufficient funds available to make such payment or distributions. If the Company does not make interest payments on the Subordinated Debt Securities purchased by a TCIC Trust, such TCIC Trust will not pay distributions on the Preferred Securities issued by such TCIC Trust and will not have funds available therefor. See "Description of the Subordinated Debt Securities-- Certain Covenants."

  The Company has also agreed separately to guarantee the obligations of the TCIC Trusts with respect to the Common Securities (the "Common Securities Guarantees") to the same extent as the Preferred Securities Guarantee, except that upon the occurrence and during the continuation of an event of default under the Indenture (as hereinafter defined), holders of Preferred Securities shall have priority over holders of Common Securities with respect to distributions and payments on liquidation, redemption or otherwise.

CERTAIN COVENANTS OF THE COMPANY

  In each Preferred Securities Guarantee, the Company will covenant that, so long as any Preferred Securities issued by the applicable TCIC Trust remain outstanding, if there shall have occurred any event that would constitute an event of default under such Preferred Securities Guarantee or the Declaration of such TCIC Trust, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock, (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company which rank pari passu with or junior to such Subordinated Debt Securities and (c) the Company shall not make any guarantee payments (other than pursuant to the Preferred Security Guarantees) with respect to the foregoing. However, each Preferred Security Guarantee will except from the foregoing covenant any dividend, redemption, liquidation, interest, principal or guarantee payment by the Company where the payment is made by way of (i) securities (including capital stock) that rank junior to the securities on which such dividend, redemption, liquidation, interest, principal or guarantee payment is being made or (ii) securities (including capital stock) of TCI.

MODIFICATION OF THE PREFERRED SECURITIES GUARANTEES; ASSIGNMENT

  Except with respect to any changes which do not adversely affect the rights of holders of Preferred Securities (in which case no vote will be required), each Preferred Securities Guarantee may be amended only with the prior approval of the holders of not less than a majority in aggregate liquidation amount of the outstanding Preferred Securities issued by the applicable TCIC Trust. The manner of obtaining any such approval of holders of such Preferred Securities will be as set forth in an accompanying Prospectus Supplement. All guarantees and agreements contained in a Preferred Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Preferred Securities then outstanding of the applicable TCIC Trust.

TERMINATION

  Each Preferred Securities Guarantee will terminate as to the Preferred Securities issued by the applicable TCIC Trust upon full payment of the Redemption Price of all Preferred Securities of such TCIC Trust, upon distribution of the Subordinated Debt Securities held by such TCIC Trust to the holders of the Preferred Securities of such TCIC Trust in liquidation of such holders' interest in such Preferred Securities or upon full payment of the amounts payable in accordance with the Declaration of such TCIC Trust upon liquidation of such TCIC Trust. Each Preferred Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities issued by the applicable TCIC Trust must restore payment of any sums paid under such Preferred Securities or such Preferred Securities Guarantee.

EVENTS OF DEFAULT

  An event of default under a Preferred Securities Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder.

  The holders of a majority in liquidation amount of the Preferred Securities relating to such Preferred Securities Guarantee have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Preferred Guarantee Trustee in respect of such Preferred Securities Guarantee or to direct the exercise of any trust or power conferred upon the Preferred Guarantee Trustee under such Preferred Securities Guarantee. If the Preferred Guarantee Trustee fails to enforce such Preferred Securities Guarantee, any holder of Preferred Securities relating to such Preferred Securities Guarantee may institute a legal proceeding directly against the Company to enforce the Preferred Guarantee Trustee's rights under such Preferred Securities Guarantee, without first instituting a legal proceeding against the relevant TCIC Trust, the Preferred Guarantee Trustee or any other person or entity. In addition, any record holder of Preferred Securities relating to such Preferred Securities Guarantee shall have the right, which is absolute and unconditional, to proceed directly against the Company to obtain Guarantee Payments thereunder, without first waiting to determine if the Preferred Guarantee Trustee has enforced such Preferred Security Guarantee or instituting a legal proceeding against the TCIC Trust which issued such Preferred Securities, the Preferred Guarantee Trustee or any other person or entity.

STATUS OF THE PREFERRED SECURITIES GUARANTEES

  The Preferred Securities Guarantees will constitute unsecured obligations of the Company and will rank (i) subordinate and junior in right of payment to all other liabilities of the Company, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Company and with any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock of any subsidiary or affiliate of the Company and (iii) senior to the Company's common stock. The terms of the Preferred Securities provide that each holder of Preferred Securities issued by such TCIC Trust by acceptance thereof agrees to the subordination provisions and other terms of the Preferred Securities Guarantee relating thereto.

  The Preferred Securities Guarantees will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without instituting a legal proceeding against any other person or entity).

  The Company's obligations under the Declaration for each TCIC Trust, the Preferred Securities Guarantee with respect to the Preferred Securities issued by such Trust, the Subordinated Debt Securities purchased by such TCIC Trust and the Indenture, in the aggregate, will provide a full and unconditional guarantee by the Company of payments due on the Preferred Securities issued by such TCIC Trust.

INFORMATION CONCERNING THE PREFERRED GUARANTEE TRUSTEE

  The Preferred Guarantee Trustee, prior to the occurrence of a default with respect to a Preferred Securities Guarantee, undertakes to perform only such duties as are specifically set forth in such Preferred Securities Guarantee and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Preferred Guaranteed Trustee is under no obligation to exercise any of the powers vested in it by the Preferred Securities Guarantee at the request of any holder of Preferred Securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby.

  The Company and certain of its affiliates maintain deposit accounts and banking relationships with the Preferred Guarantee Trustee. The Preferred Guarantee Trustee serves as trustee under other indentures pursuant to which unsecured debt securities of the Company are outstanding.

GOVERNING LAW

  The Preferred Securities Guarantees will be governed by and construed in accordance with the internal laws of the State of New York.

                DESCRIPTION OF THE SUBORDINATED DEBT SECURITIES

  Subordinated Debt Securities may be issued from time to time in one or more series under an Indenture, dated as of January 29, 1996 (the "Indenture"), among the Company and The Bank of New York, as Trustee (the "Debt Trustee"). The terms of the Subordinated Debt Securities will include those stated in the Indenture and in a Supplemental Indenture (as defined below) and those made part of the Indenture by reference to the Trust Indenture Act. The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Indenture, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act. Whenever particular provisions or defined terms in the Indenture are referred to herein, such provisions or defined terms are incorporated by reference herein.

GENERAL

  The Subordinated Debt Securities will be unsecured, subordinated obligations of the Company. The Indenture does not limit the aggregate principal amount of Subordinated Debt Securities which may be issued thereunder and provides that the Subordinated Debt Securities may be issued from time to time in one or more series. The Subordinated Debt Securities are issuable in one or more series pursuant to an indenture supplemental to the Indenture or a resolution of the Company's Board of Directors or a special committee thereof (each, a "Supplemental Indenture").

  In the event Subordinated Debt Securities are issued to a TCIC Trust or a trustee of such Trust in connection with the issuance of Trust Securities by such TCIC Trust, such Subordinated Debt Securities subsequently may be distributed pro rata to the holders of such Trust Securities in connection with the termination of such TCIC Trust upon the occurrence of certain events described in the Prospectus Supplement relating to such Trust Securities. Only one series of Subordinated Debt Securities will be issued to a TCIC Trust or a trustee of such Trust in connection with the issuance of Trust Securities by such TCIC Trust.

  Reference is made to the accompanying Prospectus Supplement for the following terms of the series of Subordinated Debt Securities being offered thereby: (i) the specific title of such Subordinated Debt Securities; (ii) any limit on the aggregate principal amount of such Subordinated Debt Securities;
(iii) the date or dates on which the principal of such Subordinated Debt Securities is payable and the right, if any, to extend such date or dates;
(iv) the rate or rates at which such Subordinated Debt Securities will bear interest or the method of determination of such rate or rates; (v) the date or dates from which such interest shall accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the record dates for the determination of holders to whom interest is payable on any such interest payment dates; (vi) the right, if any, to extend the interest payment periods and the duration of such extension; (vii) the period or periods within which, the price or prices at which, and the terms and conditions upon which, such Subordinated Debt Securities may be redeemed, in whole or in part, at the option of the Company;
(viii) the right and/or obligation, if any, of the Company to redeem or purchase such Subordinated Debt Securities pursuant to any sinking fund or analogous provisions or at the option of the holder thereof and the period or periods during which, the price or prices at which, and the terms and conditions upon which, such Subordinated Debt Securities shall be redeemed or purchased, in whole or part, pursuant to such right and/or obligation; (ix) the terms of subordination; (x) if other than denominations of $25 or any integral multiple thereof, the denominations in which such Subordinated Debt Securities shall be issuable; (xi) any and all other terms with respect to such series; and (xii) whether such Subordinated Debt Securities are issuable as a global security, and in such case, the identity of the depositary.

  The Indenture does not contain any provisions that afford holders of Subordinated Debt Securities protection in the event of a highly leveraged transaction involving the Company.

SUBORDINATION

  The Subordinated Debt Securities will be subordinated and junior in right of payment to certain other indebtedness of the Company to the extent set forth in the accompanying Prospectus Supplement.

CERTAIN COVENANTS

  If Subordinated Debt Securities are issued to a TCIC Trust or a trustee of such Trust in connection with the issuance of Trust Securities by such TCIC Trust and (i) there shall have occurred and be continuing any event that would constitute an Event of Default under the Indenture or (ii) the Company shall be in default with respect to its payment of any obligations under the related Preferred Securities Guarantee or Common Securities Guarantee, and such default shall be continuing, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock, (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company which rank pari passu with or junior to such Subordinated Debt Securities and
(c) the Company shall not make any guarantee payments (other than pursuant to the Preferred Security Guarantees) with respect to the foregoing.

  If Subordinated Debt Securities are issued to a TCIC Trust or a trustee of such Trust in connection with the issuance of Trust Securities by such TCIC Trust and the Company shall have given notice of its election to defer payments of interest on such Subordinated Debt Securities by extending the interest payment period as provided in the Indenture and such period, or any extension thereof, shall be continuing, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock, (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company which rank pari passu with or junior to such Subordinated Debt Securities and (c) the Company shall not make any guarantee payments (other than pursuant to the Preferred Security Guarantees) with respect to the foregoing.

  Notwithstanding the foregoing restrictions, the Company will be permitted, in any event, to make dividend, redemption, liquidation and guarantee payments on capital stock, and interest, principal, redemption and guarantee payments on debt securities issued by the Company ranking pari passu with or junior to Subordinated Debt Securities, where the payment is made by way of (i) securities (including capital stock) that rank junior to the securities on which such payment is being made or (ii) securities (including capital stock) of TCI.

  In the event Subordinated Debt Securities are issued to a TCIC Trust or a trustee of such Trust in connection with the issuance of Trust Securities of such TCIC Trust, for so long as such Trust Securities remain outstanding, the Company will covenant (i) to directly or indirectly maintain 100% ownership of the Common Securities of such TCIC Trust; provided, however, that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of such Common Securities, (ii) not to cause, as sponsor of such TCIC Trust, or to permit, as holder of the Common Securities of such TCIC Trust, the termination, dissolution or winding-up of such TCIC Trust, except in connection with a distribution of the Subordinated Debt Securities as provided in the Declaration and in connection with certain mergers, consolidations or amalgamations, (iii) to use its reasonable efforts to cause such TCIC Trust (a) to remain a statutory business trust, except in connection with the distribution of Subordinated Debt Securities to the holders of Trust Securities in liquidation of such TCIC Trust, the redemption of all of the Trust Securities of such TCIC Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration of such TCIC Trust, and
(b) to otherwise continue not to be classified as an association taxable as a corporation or partnership for United States federal income tax purposes and
(iv) to use reasonable efforts to cause each holder of Trust Securities of such TCIC Trust to be treated as owning an undivided beneficial interest in the Subordinated Debt Securities issued to such TCIC Trust.

FORM, EXCHANGE, REGISTRATION AND TRANSFER

  Subordinated Debt Securities of each series will be issued in registered form and in either certificated form or represented by one or more global securities. If not represented by one or more global securities, Subordinated Debt Securities may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed) or exchange at the office of the Debt Registrar or at the office of any transfer agent designated by the Company for such purpose with respect to any series of Subordinated Debt Securities and referred to in an applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. Such transfer or exchange will be effected upon the Debt

Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Company has appointed the Debt Trustee as Debt Registrar with respect to each series of Subordinated Debt Securities. If a Prospectus Supplement refers to any transfer agents (in addition to the Debt Registrar) initially designated by the Company with respect to any series of Subordinated Debt Securities, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that the Company will be required to maintain a transfer agent in each Place of Payment for such series. The Company may at any time designate additional transfer agents with respect to any series of Subordinated Debt Securities.

  In the event of any redemption in part, the Company shall not be required to
(i) issue, register the transfer of or exchange any Subordinated Debt Securities during a period beginning at the opening of business 15 days before any selection for redemption of Subordinated Debt Securities of like tenor and of the series of which such Subordinated Debt Securities are a part, and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of Subordinated Debt Securities of like tenor and of such series to be redeemed and (ii) register the transfer of or exchange any Subordinated Debt Securities so selected for redemption, in whole or in part, except the unredeemed portion of any Subordinated Debt Securities being redeemed in part.

PAYMENT AND PAYING AGENTS

  Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of and premium, if any, on any Subordinated Debt Securities will be made only against surrender to the Paying Agent of such Subordinated Debt Securities. Unless otherwise indicated in an applicable Prospectus Supplement, principal of, any premium, if any, and interest, if any, on Subordinated Debt Securities will be payable, subject to any applicable laws and regulations, at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that at the option of the Company, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address as shall appear in the Debt Register with respect to such Subordinated Debt Securities. Unless otherwise indicated in an applicable Prospectus Supplement, payment of interest on a Subordinated Debt Security on any Interest Payment Date will be made to the person in whose name such Subordinated Debt Security (or predecessor security) is registered at the close of business on the Regular Record Date for such interest payment.

  The Debt Trustee will act as Paying Agent with respect to each series of Subordinated Debt Securities. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agents or approve a change in the office through which any Paying Agent acts, except that the Company will be required to maintain a Paying Agent in each Place of Payment for each series of Subordinated Debt Securities.

  All moneys paid by the Company to a Paying Agent for the payment of the principal of or premium or interest, if any, on any Subordinated Debt Securities of any series which remain unclaimed at the end of two years after such principal or premium or interest, if any, shall have become due and payable will be repaid to the Company and the holder of such Subordinated Debt Securities will thereafter look only to the Company for payment thereof.

GLOBAL SECURITIES

  If any Subordinated Debt Securities of a series are represented by one or more global securities (each, a "Global Security"), the applicable Prospectus Supplement will describe the circumstances, if any, under which beneficial owners of interests in any such Global Security may exchange such interests for Subordinated Debt Securities of such series and of like tenor and principal amount in any authorized form and denomination. Principal of and any premium, if any, and interest on a Global Security will be payable in the manner described in the applicable Prospectus Supplement.

  The specific terms of the depositary arrangement with respect to any portion of a series of Subordinated Debt Securities to be represented by a Global Security will be described in the applicable Prospectus Supplement.

MODIFICATION OF THE INDENTURE

  The Indenture contains provisions permitting the Company and the Debt Trustee, with the consent of the holders of not less than a majority in principal amount of the Subordinated Debt Securities of each series which are affected by the modification, to modify the Indenture or any supplemental indenture affecting that series or the rights of the holders of that series of Subordinated Debt Securities; provided that no such modification may, without the consent of the holder of each outstanding Subordinated Debt Security affected thereby, (i) extend the fixed maturity of any Subordinated Debt Securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the holder of each Subordinated Debt Security so affected or (ii) reduce the percentage of Subordinated Debt Securities the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each then outstanding Subordinated Debt Security affected thereby.

  In addition, the Company and the Debt Trustee may execute, without the consent of any holder of Subordinated Debt Securities, any supplemental indenture for certain other usual purposes including the creation of any new series of Subordinated Debt Securities.

EVENTS OF DEFAULT

  With respect to a particular series of Subordinated Debt Securities, the Indenture provides (or the Supplemental Indenture for such series will provide) that any one or more of the following described events which has occurred and is continuing constitutes an "Event of Default" with respect to such series of Subordinated Debt Securities:

    (a) failure for 30 days to pay interest on the Subordinated Debt Securities of that series, including any Additional Interest in respect thereof, when due; provided, however, that a valid extension of the interest payment period by the Company shall not constitute a default in the payment of interest for this purpose; or

    (b) failure to pay principal or premium, if any, on the Subordinated Debt Securities of that series when due whether at maturity, upon redemption, by declaration or otherwise, or to make any sinking fund payment with respect to that series; or

    (c) failure to observe or perform any other covenant (other than those specifically relating to another series) contained in the Indenture for 90 days after written notice to the Company from the Debt Trustee or the holders of at least 25% in principal amount of the outstanding Subordinated Debt Securities of that series; or

    (d) certain events of bankruptcy, insolvency or reorganization of the Company; or

    (e) in the event Subordinated Debt Securities are issued to a TCIC Trust or a trustee of such Trust in connection with the issuance of Trust Securities by such TCIC Trust, the voluntary or involuntary dissolution, winding-up or termination of such TCIC Trust, except in connection with the distribution of Subordinated Debt Securities to the holders of Trust Securities in liquidation of such TCIC Trust, the redemption of all of the Trust Securities of such TCIC Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration of such TCIC Trust.

  The holders of a majority in aggregate outstanding amount of any series of Subordinated Debt Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debt Trustee for the series. The Debt Trustee or the holders of not less than 25% in aggregate outstanding principal amount of any particular series of the Subordinated Debt Securities may declare the principal immediately due and payable upon an Event of Default with respect to such series, but the holders of a majority in aggregate outstanding principal amount of such series may annul such declaration and waive the default with respect to such series if the Event of Default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration and any applicable premium has been deposited with the Debt Trustee. If an Event of Default results from the failure of the Company to pay when due principal of or interest on the Subordinated Debt Securities issued to a TCIC Trust, during the continuance of such an Event of Default a holder of Preferred Securities issued by such TCIC Trust may immediately institute a legal proceeding directly against the Company to obtain payment of such principal or interest on Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the Preferred Securities owned of record by such holder.

  The holders of a majority in aggregate outstanding principal amount of any series of Subordinated Debt Securities affected thereby may, on behalf of the holders of all the Subordinated Debt Securities of such series, waive any past default, except (i) a default in the payment of principal, premium, if any, or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration and any applicable premium has been deposited with the Debt Trustee) or (ii) a default in the covenants described in the first or second paragraph under "--Certain Covenants" above.

CONSOLIDATION, MERGER AND SALE

  The Indenture does not contain any covenant which restricts the ability of the Company to merge or consolidate with or into any other corporation, sell or convey all or substantially all of its assets to any person, firm or corporation or otherwise engage in restructuring transactions.

DEFEASANCE AND DISCHARGE

  Under the terms of the Indenture, the Company will be discharged from any and all obligations in respect of the Subordinated Debt Securities of any series (except in each case for certain obligations to register the transfer or exchange of Subordinated Debt Securities, replace, stolen, lost or mutilated Subordinated Debt Securities, maintain paying agencies and hold moneys for payment in trust) if the Company deposits with the Debt Trustee, in trust, moneys or Government Obligations in an amount sufficient to pay all the principal of, and interest on, the Subordinated Debt Securities of such series on the dates such payments are due in accordance with the terms of such Subordinated Debt Securities.

GOVERNING LAW

  The Indenture and the Subordinated Debt Securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

INFORMATION CONCERNING THE DEBT TRUSTEE

  The Debt Trustee, prior to default, undertakes to perform only such duties as are specifically set forth in the Indenture and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Debt Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Subordinated Debt Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debt Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debt Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

  The Company and certain of its affiliates maintain a deposit account and banking relationship with the Debt Trustee. The Debt Trustee serves as trustee under other indentures pursuant to which unsecured debt securities of the Company are outstanding.

MISCELLANEOUS

  The Company will have the right at all times to assign any of its rights or obligations under the Indenture to a direct or indirect wholly-owned subsidiary of the Company; provided, that in the event of any such assignment, the Company will remain liable for all of its obligations thereunder. Subject to the foregoing, the Indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns. The Indenture provides that it may not otherwise be assigned by the parties thereto.

                             PLAN OF DISTRIBUTION

  The Company may sell any series of Subordinated Debt Securities and the TCIC Trusts may sell the Preferred Securities in one or more of the following ways from time to time: (i) to or through underwriters or dealers, (ii) directly to purchasers or (iii) through agents. The Prospectus Supplement with respect to any Offered Securities will set forth (i) the terms of the offering of such Offered Securities, including the name or names of any underwriters, dealers or agents, (ii) the purchase price of such Offered Securities and the proceeds to the Company or the applicable TCIC Trust, as the case may be, from such sale, (iii) any underwriting discounts and commissions or agency fees and other item's constituting underwriters' or agents' compensation, (iv) any initial public offering prices, (v) any discounts or concessions allowed or reallowed or paid to dealers and (vi) any securities exchange or other securities market on which such Offered Securities may be listed.

  If underwriters are used in the sale, the Offered Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Offered Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering of Offered Securities will be named in the Prospectus Supplement relating to such offering and, if any underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of the Prospectus Supplement. Unless otherwise set forth in the Prospectus Supplement relating thereto, the obligations of the underwriters to purchase the Offered Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Offered Securities if any are purchased.

  If dealers are utilized in the sale of Offered Securities, the Company or the applicable TCIC Trust will sell such Offered Securities to the dealers as principals. The dealers may then resell such Offered Securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

  Any series of Subordinated Debt Securities may be sold from time to time either directly by the Company or through agents designated by the Company. Any series of Preferred Securities may be sold from time to time either directly by the applicable TCIC Trust or by agents of the applicable TCIC Trust designated by such TCIC Trust. Any agent involved in the offer or sale of the Offered Securities in respect to which this Prospectus is delivered will be named, and any commissions payable by the Company or the applicable TCIC Trust to such agent will be set forth, in the Prospectus Supplement relating thereto. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

  The Subordinated Debt Securities may be sold directly by the Company and the Preferred Securities may be sold directly by the applicable TCIC Trust to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto.

  If so indicated in the Prospectus Supplement, the Company or the applicable TCIC Trust will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase Offered Securities from the Company or such TCIC Trust at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commission payable for solicitation of such contracts.

  Underwriters, dealers and agents may be entitled under agreements entered into with the Company or the applicable TCIC Trust (or both) to indemnification by the Company or such TCIC Trust (or both) against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for the Company and its affiliates in the ordinary course of business.

  Each series of Offered Securities will be a new issue of securities and will have no established trading market. Any underwriters to whom Offered Securities are sold by the Company or by a TCIC Trust for public offering and sale may make a market in such Offered Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The Offered Securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the Offered Securities.

                                 LEGAL MATTERS

  Certain matters of Delaware law relating to the validity of the Preferred Securities will be passed upon on behalf of the TCIC Trusts by Richards, Layton & Finger, special Delaware counsel to the TCIC Trusts. The validity of the Subordinated Debt Securities and the Preferred Securities Guarantees will be passed upon on behalf of the Company by Baker & Botts, L.L.P., New York, New York. Jerome H. Kern, special counsel to Baker & Botts, L.L.P., is a director of Tele-Communications, Inc., which owns all of the common stock of the Company. Certain attorneys with Baker & Botts, L.L.P. hold options to purchase shares of TCI's Tele-Communications, Inc. Series A TCI Group Common Stock and hold restricted shares and options to purchase shares of Tele-Communications, Inc. Series A Liberty Media Group Common Stock. Certain legal matters will be passed upon on behalf of any underwriters by Brown & Wood LLP, New York, New York.

                                    EXPERTS

  The consolidated balance sheets of TCI Communications, Inc. and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholder's(s') equity, and cash flows for each of the years in the three-year period ended December 31, 1995, and all related financial statement schedules, which appear in the December 31, 1995 Annual Report on Form 10-K of TCI Communications, Inc., have been incorporated by reference herein in reliance upon the reports, dated March 18, 1996, of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

  The combined balance sheets of Cablevision (a combination of certain cable television assets of Cablevision S.A., Televisora Belgrano S.A., Construed S.A. and Univent's S.A.) as of December 31, 1994 and 1993, and the related combined statements of operations and deficit and cash flows for each of the years in the three-year period ended December 31, 1994, which appear in the Current Report on Form 8-K of TCI Communications, Inc. dated April 20, 1995, as amended, have been incorporated by reference herein in reliance upon the report, dated March 24, 1995, of KPMG Finsterbusch Pickenhayn Sibille, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

  The combined financial statements of VII Cable which appear in TCI Communications, Inc.'s Current Report on Form 8-K dated June 19, 1996, have been incorporated by reference herein in reliance on the report dated February 14, 1996 of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

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  NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY TCI COMMUNICATIONS, INC., TCI COMMUNICATIONS FINANCING III OR THE UNDERWRITERS. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF TCI COMMUNICATIONS, INC. OR TCI COMMUNICATIONS FINANCING III SINCE THE DATE HEREOF. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

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                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
                             PROSPECTUS SUPPLEMENT
Prospectus Summary....................................................... S-4
Risk Factors............................................................. S-6
The Company.............................................................. S-11
The Trust................................................................ S-11
Selected Financial Data of the Company................................... S-13
Capitalization of the Company............................................ S-16
Accounting Treatment..................................................... S-17
Use of Proceeds.......................................................... S-17
Description of the Capital Securities.................................... S-17
Description of the Capital Securities Guarantee.......................... S-29
Description of the Subordinated Debt Securities.......................... S-32
Effect of Obligations Under the Subordinated Debt Securities and the
 Capital Securities Guarantee............................................ S-40
Certain Federal Income Tax Consequences.................................. S-41
Underwriting............................................................. S-45
Legal Matters............................................................ S-46
Definitions.............................................................. S-47
                                  PROSPECTUS
Available Information....................................................    2
Incorporation of Documents by Reference..................................    3
The Company..............................................................    4
The TCI Communications Financing Trusts..................................    4
Accounting Treatment.....................................................    5
Ratio of Earnings to Combined Fixed Charges and Preferred Stock
 Dividends...............................................................    5
Use of Proceeds..........................................................    6
Description of the Preferred Securities..................................    6
Description of the Preferred Securities Guarantees.......................    7
Description of the Subordinated Debt Securities..........................   10
Plan of Distribution.....................................................   15
Legal Matters............................................................   16
Experts..................................................................   16

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                                 $300,000,000

                              TCI COMMUNICATIONS
                                 FINANCING III

                           9.65% CAPITAL SECURITIES

                                 GUARANTEED BY

                           TCI COMMUNICATIONS, INC.

                               ----------------

                             PROSPECTUS SUPPLEMENT

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                                LEHMAN BROTHERS

                              MERRILL LYNCH & CO.

                           BEAR, STEARNS & CO. INC.

                          CREDIT SUISSE FIRST BOSTON

                             MORGAN STANLEY & CO.
                                 INCORPORATED

                             SALOMON BROTHERS INC




                                MARCH 11, 1997

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